AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 1996
                                                      REGISTRATION NO. 333-11751

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              7 WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 _______________


                                AMENDMENT NO.2 TO


                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 _______________

                                 WEBSECURE, INC.
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                 _______________

   DELAWARE                                                     04-3296069
(STATE OR OTHER                      7374                   (I.R.S. EMPLOYER
JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL        IDENTIFICATION NO.)
INCORPORATION OR          CLASSIFICATION CODE NUMBER)
 ORGANIZATION)
                                _______________


                     ROBERT KUZARA, CHIEF EXECUTIVE OFFICER

                                  1711 BROADWAY
                           SAUGUS, MASSACHUSETTS 01906
                                 (617) 867-2300
         (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER OF PRINCIPAL
    EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS AND NAME, ADDRESS AND
                     TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                _______________
                                   COPIES TO:

     PAUL D. BROUDE, ESQUIRE                        WILLIAM M. PRIFTI, ESQUIRE
    ANDREW D. MYERS, ESQUIRE                       LYNNFIELD WOODS OFFICE PARK
  O'CONNOR,  BROUDE &  ARONSON                       220 BROADWAY, SUITE 204
950  WINTER  STREET,  SUITE  2300                 LYNNFIELD, MASSACHUSETTS 01940
  WALTHAM, MASSACHUSETTS 02154                       TELEPHONE: (617)593-4525
   TELEPHONE: (617) 890-6600                         FACSIMILE: (617)598-5222
   FACSIMILE: (617) 890-9261
                                _______________


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [x]



                                _______________


     Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to antidilution provisions of the Redeemable Warrants and the Representatives' Warrant.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

================================================================================





                                WEBSECURE, INC.
                              CROSS REFERENCE SHEET
                     PURSUANT TO ITEM 501 OF REGULATION S-B


          ITEM NUMBER OF FORM SB-2                                LOCATION OR CAPTION IN PROSPECTUS
          ------------------------                                ---------------------------------
 1. Front of the Registration Statement and Outside Front
      Cover of Prospectus .................................    Outside Front Cover Page
 2. Inside Front and Outside Back Cover Pages of
      Prospectus ..........................................    Inside Front Cover Page; Outside Back Cover
                                                                 Page
 3. Summary Information and Risk Factors ..................    Prospectus Summary; Risk Factors
 4. Use of Proceeds .......................................    Use of Proceeds
 5. Determination of Offering Price .......................    Outside Front Cover Page; Risk
                                                                 Factors -- Absence of Public Market;
                                                                 Underwriting
 6. Dilution ..............................................    Dilution
 7. Selling Security Holders ..............................    Principal and Selling Stockholders
 8. Plan of Distribution ..................................    Outside Front Cover Page; Underwriting
 9. Legal Proceedings .....................................    Business -- Legal Proceedings
10. Directors, Executive Officers, Promoters and Control       Management -- Directors and
      Persons .............................................      Executive Officers
11. Security Ownership of Certain Beneficial Owners and
      Management ..........................................    Principal and Selling Stockholders
12. Description of Securities .............................    Outside Front Cover Page; Description of
                                                                 Securities
13. Interest of Named Experts and Counsel .................    Not Applicable
14. Disclosure of Commission Position on Indemnification       Management -- Limitation on Officers' and
      for Securities Act Liabilities ......................      Directors' Liabilities
15. Organization Within Last Five Years ...................    Certain Transactions
16. Description of Business ...............................    Business
17. Management's Discussion and Analysis or Plan of
      Operation ...........................................    Plan of Operations
18. Description of Property ...............................    Business -- Facilities
19. Certain Relationships and Related Transactions ........    Certain Transactions
20. Market for Common Equity and Related Stockholder
      Matters .............................................    Risk Factors -- Absence of Public
                                                                 Market; Dividend Policy; Description of
                                                                 Securities
21. Executive Compensation ................................    Management -- Executive Officers'
                                                                 Compensation
22. Financial Statements ..................................    Financial Statements
23. Changes in and Disagreements with Accountants on
      Accounting and Financial Disclosure .................    Not Applicable






                 SUBJECT TO COMPLETION, DATED NOVEMBER 27, 1996



PROSPECTUS
----------

                                     [LOGO]


                                 WEBSECURE, INC.
                      1,000,000 SHARES OF COMMON STOCK AND
               1,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

     WebSecure, Inc., a Delaware corporation (the "Company"), hereby offers 1,000,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock") and 1,000,000 redeemable common stock purchase warrants (the "Redeemable Warrants"). The Common Stock and the Redeemable Warrants offered hereby (sometimes hereinafter collectively referred to as the "Securities") may be purchased separately in this offering (the "Offering"). Each Redeemable Warrant entitles the holder to purchase one share of Common Stock at a price of $9.60 per share commencing ninety (90) days from the date of this Prospectus until __________, 1999. The Redeemable Warrants are redeemable by the Company at a redemption price of $.20 per Redeemable Warrant at any time commencing 90 days from the date of this Prospectus on 30 days' prior written notice, provided that the average of the high and low sales prices of the Common Stock during 10 consecutive trading days ending within 20 days prior to the notice of redemption equals or exceeds $12.00 per share. A certain stockholder of the Company (the "Selling Stockholder") has granted the underwriters of the Offering (the "Underwriters") an option, exercisable within 30 days after the date hereof, to purchase up to an additional 150,000 shares of Common Stock to cover overallotments, if any. See "DESCRIPTION OF SECURITIES."



    Prior to this Offering, there has been no public market for the Common Stock or the Redeemable Warrants and no assurance can be given that any such market will develop or, if developed, that it will be sustained. It is currently anticipated that the initial public offering prices will be between $6.00 and $8.00 per share of Common Stock and $.20 per Redeemable Warrant. For the method of determining the initial public offering price of the Common Stock and Redeemable Warrants, see "RISK FACTORS" and "UNDERWRITING." The Company has been given conditional approval for listing of the shares of Common Stock and Redeemable Warrants offered hereby on the National Association of Securities Dealers Automated Quotation System -- Small-Cap Market ("NASDAQ") under the symbols "WEBS" and "WEBS.W", respectively.


                                _______________

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" COMMENCING ON PAGE 6 AND "DILUTION."
                                _______________


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

====================================================================================================
                                                            PRICE TO    UNDERWRITING   PROCEEDS TO
                                                             PUBLIC     DISCOUNT(1)    COMPANY(2)
Per Share                                                     $            $              $
Per Redeemable Warrant                                        $            $              $
Total(3)                                                      $            $              $
====================================================================================================





(1) Does not reflect additional compensation to be received in the form of (a) a 3% non-accountable expense allowance and other compensation payable to Coburn & Meredith, Inc. and Shamrock Partners, Ltd., the representatives of the Underwriters (the "Representatives") and (b) a warrant (the "Representatives' Warrant") to purchase up to 100,000 shares of Common Stock at $10.80 per share and/or up to 100,000 Redeemable Warrants at $.28 per Redeemable Warrant. In addition, the Company has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "UNDERWRITING."

(2)  Before  deducting  additional  expenses  of  the  Offering  payable  by the
     Company,   estimated   at   $480,000,    excluding   the   Representatives'
     non-accountable expense allowance.

(3) The Selling Stockholder and the Company have granted the Underwriters an option to purchase up to an additional 150,000 shares of Common Stock and up to 150,000 Redeemable Warrants, respectively, on the same terms and conditions set forth above, solely to cover overallotments, if any. If the overallotment option is exercised in full, the total "Price to Public," "Underwriting Discount," "Proceeds to Company" and Proceeds to Selling Stockholders will be $____ , $____ , $____ and $____ , respectively. See "UNDERWRITING."
                                _______________

     The Shares and Redeemable Warrants are being offered on a "firm commitment basis" by the Underwriters, when, as, and if delivered to and accepted by the Underwriters and subject to prior sale, withdrawal or cancellation of the offer without notice. It is expected that delivery of certificates representing the Securities will be made at the clearing offices of Coburn & Meredith, Inc., New York, New York, on or about _____________, 1996.

COBURN & MEREDITH, INC.                                  SHAMROCK PARTNERS, LTD.

              THE DATE OF THIS PROSPECTUS IS              , 1996





Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.























    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES OR THE REDEEMABLE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON NASDAQ OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



    Prior to this Offering, the Company has not been a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subsequent to this Offering, the Company intends to furnish to its stockholders annual reports, which will include financial statements audited by independent accountants, and such other periodic reports as it may determine to furnish or as may be required by law.







                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the more detailed information and Financial Statements and Notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes an initial public offering price of $8.00 per share, no exercise of the Underwriters' overallotment option, the Redeemable Warrants or the Representatives' Warrant.

                                   THE COMPANY

    WebSecure, Inc. (the "Company"), a development stage company, is an Internet service provider that offers Internet access and support services to businesses for secure commercial transactions and communications over the Internet. The Company plans to offer a broad range of marketing, sales and connectivity solutions to businesses and, to a lesser extent, to individuals, including the establishment of (i) commercial sites on the World Wide Web (the "Web"), (ii) electronic store design, (iii) browsing and purchasing capabilities, and (iv) transaction processing. The Company will also provide general Internet services, such as connectivity to the Internet and electronic mail hosting services. By offering turnkey solutions to commercial Internet needs, the Company plans to become a "one-stop provider" of Internet products and services to businesses seeking to establish a commercial presence over the Internet. In addition to the Company's array of Internet services generally offered by providers, the Company plans to offer customers the ability to engage in secure personal computer ("PC") to PC Internet commerce transactions, utilizing software applications for business transactions that contain credit card or other confidential information, and for confidential Internet communications purposes.

    The Company has developed for marketing to the public comprehensive service and support capabilities that include the following:

    * Internet access and host services.

    * Internet business development and marketing services.

    * Internet secure commerce processing.

    * Internet hardware and software.

    * Internet training.

    The range of customized service options include full Internet access service, SLIP/PPP connection, Web browsing capability, electronic mail and USENET News, among others.

    The Company's Internet business development and marketing services also provide commercial users with a back-end link from the user's Internet host site to major accounting systems, including SBT, and business management support for integrating secure Internet commerce into the user's existing accounting financial systems. In addition, a turn-key arrangement is available to meet the needs of individual users, along with sales and marketing consulting to implement Internet commerce capability. The Company further offers support to develop and maintain a Web host presence for businesses and to assist clients in marketing and selling through the Internet. To assist businesses in utilizing the Internet, the Company offers training classes in accessing and navigating through the Internet, which classes are tailored to each user's environment, including support for Windows, Windows 95, Windows NT and Macintosh client access.

    According to Input, a market research firm, it is estimated that worldwide corporate spending on Internet technologies and services more than tripled between 1994 and 1995, reaching approximately $12 billion in 1995. By the year 2000, Input projects total spending to reach $200 billion, reflecting the growth in this industry. The Internet and the Web provide users with the potential for a new commercial marketplace in which goods, services and information can be marketed and sold, and over which other financial transactions can occur. Although no assurances can be given, the Company believes that the use of the Internet as a commercial medium will become more widespread with the continued development and acceptance of systems providing secure execution of financial transactions.

    From the net proceeds of this Offering, the Company expects to devote approximately 30% to increased marketing and sales activity and approximately 30% for programming research and service development.


     The Company was incorporated in Massachusetts on July 19, 1995 and was reincorporated under Delaware law on September 12, 1995. The Company's executive offices are located at 1711 Broadway, Saugus, Massachusetts 01906 and its telephone number is (617) 867-2300.



                                       3



                                  THE OFFERING

Securities Offered by the
  Company.................  1,000,000  shares  of  Common  Stock  and  1,000,000
                            Redeemable Warrants. Each Redeemable Warrant entitles the holder to purchase one share of Common Stock at a price of $9.60 per share commencing 90 days from the date of this Prospectus until ________, 1999. The Redeemable Warrants may be redeemed by the Company if the average of the high and low sales prices of the Common Stock equals or exceeds $12.00 per share during 10 consecutive trading days. See "DESCRIPTION OF SECURITIES."

Shares of Common Stock to
  be Outstanding
  After Offering..........  5,605,000 shares(1)(2)

Use of Proceeds...........  The net  proceeds of the  Offering  will be used for selling and marketing; research and development; purchase or lease of capital equipment and software; repayment of indebtedness; and working capital and general corporate purposes. See "USE OF PROCEEDS."

Proposed NASDAQ Symbols(3):


  Common Stock ..........   WEBS

  Redeemable Warrants ...   WEBS.W



______________


(1) Excludes (a) 800,000 shares of Common Stock reserved for issuance upon exercise of stock options which may be granted under the Company's 1996 Stock Option Plan, of which options to purchase 339,600 shares are outstanding as of the date of this Prospectus and (b) 60,000 shares of Common Stock reserved for issuance upon exercise of stock options which may be granted under the Company's 1996 Formula Stock Option Plan, of which options to purchase 10,000 shares are outstanding as of the date of this Prospectus. See "RISK FACTORS -- Substantial Options and Warrants Reserved" and "MANAGEMENT."


(2) Includes 2,500,000 shares of Common Stock issued upon the conversion of the 625,000 shares of Class B Common Stock outstanding as of the date of this Prospectus.

(3) No assurance can be given that an active trading market will develop, or if developed, will be sustained for the Common Stock or the Redeemable Warrants. See "RISK FACTORS -- Absence of Public Market."


                                       4





                          SUMMARY FINANCIAL INFORMATION

    The following sets forth certain historical financial information of the Company.



                                                                                                           CUMULATIVE
                                                                                     PERIOD FROM             FROM
                                                                 FISCAL YEAR          INCEPTION            INCEPTION
                                                                    ENDED        (JULY 19, 1995) TO   (JULY 19, 1995) TO
                                                               AUGUST 31, 1996     AUGUST 31, 1995      AUGUST 31, 1996
                                                               ---------------     ---------------      ---------------
STATEMENT OF OPERATIONS DATA:
Revenue ...................................................      $    97,255         $  --               $     97,255
Loss from operations ......................................       (7,877,804)           (33,626)           (7,911,430)
Net loss ..................................................       (7,924,014)           (33,626)           (7,957,640)
Net loss per common and common equivalent share(1) ........            (1.65)             (0.01)                (1.66)
Shares used in computing net loss per common and common
  equivalent share(1) .....................................        4,805,050          4,805,050             4,805,050




                                                                                        AUGUST 31, 1996
                                                                                        ---------------
                                                                                     ACTUAL       AS ADJUSTED(2)
                                                                                     ------       --------------
BALANCE SHEET DATA:
Current assets ............................................                       $    106,976    $  6,088,976
Total assets ..............................................                          1,745,948       7,303,888
Working capital (deficiency) ..............................                         (1,441,857)      5,636,203
Total liabilities .........................................                          1,849,263         753,203
Stockholders' equity (capital deficit) ....................                           (103,315)      6,550,685


______________

(1) Computed on the basis described in Note 2 of Notes to Financial Statements.

(2) Gives effect to the receipt by the Company of the estimated net proceeds of approximately $6,654,000 from the sale of the Securities offered hereby on the initial application of such proceeds to reduce certain indebtedness. See "RISK FACTORS -- Substantial Options and Warrants Reserved," "USE OF PROCEEDS" and "UNDERWRITING."


                                       5



                                  RISK FACTORS

    An investment in the Company is speculative in nature and should not be considered by investors who are not able to bear the risk of losing their entire investment. The following risk factors should be considered carefully in addition to the other information contained elsewhere in this Prospectus before purchasing the Common Stock or Redeemable Warrants offered hereby.


    Limited Operating History; Accumulated Deficit; Net Working Capital Deficiency; No Assurance of Successful Operations; Qualified Report of Independent Certified Public Accountants. The Company is a development stage company founded in July 1995 and presently has only a limited number of customers utilizing its services on a trial basis. The Company does not intend to offer most of its planned services commercially until the second half of 1996. Accordingly, the Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based. The Company's prospects are subject to all of the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the new and evolving markets in which the Company intends to operate. To address these risks, the Company must, among other things, further develop and/or license supporting software from third parties; commercially offer its services; successfully implement its marketing strategy; respond to competitive developments; attract, retain and motivate qualified personnel; and develop and upgrade its technology. No assurance can be given that the Company will succeed in addressing any or all of these issues and the failure to do so would have a material adverse effect on the Company's business, prospects, financial condition and operating results. In addition, the report by the Company's independent certified public accountants on the Company's financial statements for the fiscal year ended August 31, 1996, the period from inception (July 19, 1995) to August 31, 1995 and for the cumulative period from inception (July 19,
1995) to August 31, 1996 states that the Company incurred a cumulative net loss of $7,957,640 through August 31, 1996 and a working capital defecit of $1,441,857 as of August 31, 1996, all of which raises substantial doubt about the Company's ability to continue as a going concern without the anticipated proceeds from the Offering and increased revenues and earnings from operations. The Company has also experienced negative cash flow from operations since its inception. See "Financial Statements".


    The Company anticipates realizing only limited revenue during 1996, and the Company's ability to generate meaningful revenue thereafter is subject to substantial uncertainty. The Company anticipates that its operating expenses will increase substantially in the foreseeable future as it further develops its technology and offers its services, increases its sales and marketing activities, creates and expands the distribution channels for its services and broadens its customer support capabilities. Accordingly, the Company expects to incur losses for the foreseeable future. No assurance can be given that the Company's services will be rendered successfully or on a timely basis, or that the Company will be successful in obtaining market acceptance of its services. No assurance can be given that the Company will be able to achieve or sustain operating profitability. See "PLAN OF OPERATIONS."

    Early Stage of Market Development; Unproven Acceptance of the Company's Proposed Products and Services. Most of the Company's services are designed as a means of facilitating commerce over the Internet, which is a worldwide communications system that allows users to transmit and receive messages and information over telephone and other communications lines using terminals or computers. The market for the Company's services is at a very early stage of development, is evolving rapidly, and is characterized by an increasing number of market entrants who have introduced or are developing competing products and services. As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The adoption of the Internet for commerce and as a means of communication, particularly by those individuals and enterprises that historically have relied upon traditional means of commerce and communication, will require a broad acceptance of new methods of conducting business and exchanging information. Enterprises that already have invested substantial resources in other methods of conducting business may be reluctant or slow to adopt a new strategy that may limit or compete with their existing business. Individuals with established patterns of purchasing goods and services and effecting payments may be reluctant to alter those patterns. Moreover, the security and privacy concerns of existing and potential users of the Company's services, as well as concerns related to confidentiality, may inhibit the growth of Internet commerce and communication generally, and market acceptance of the Company's services in particular.


                                       6




    The use of the Company's services is dependent in part upon the continued development of an industry and infrastructure for providing Internet access and carrying Internet traffic. The Internet may not prove to be a viable commercial marketplace or communications network because of inadequate development of the necessary infrastructure, such as adequate capacity, a reliable network, acceptable levels of security or timely development of complementary products, such as high speed modems. If the Company's market fails to develop or develops more slowly than expected, or if the infrastructure for the Internet is not adequately developed or the Company's services do not achieve market acceptance by a significant number of individuals and businesses, the Company's business, financial condition, prospects and operating results will be materially and adversely affected.

    Dependence on Third-Party Intellectual Property Rights. The Company currently licenses certain proprietary and patented technology from third parties. No assurance can be given that any patented technology licensed by the Company will provide meaningful protection from competitors. Even if a competitor's products were to infringe on patents licensed by the Company, it would be costly for the Company to enforce its rights in an infringement action and would divert funds and management resources from the Company's operations. See "BUSINESS -- Proprietary Information."

     All of the Company's planned services incorporating data encryption and authentication is based on proprietary software of RSA Data Security ("RSA"), which is licensed, on a non-exclusive basis, through SBT Corporation, a nonaffiliated company ("SBT"). The Company has licensed the rights to another encryption technology called Titan(tm) from a nonaffiliated company. No assurance can be given as to when, or if, the Titan(tm) encryption technology will be ready for commercial use by the Company. Until such technology may be used by the Company, as to which no assurance can be given, the Company intends to continue to use the RSA encryption software licensed through SBT. No assurance can be given that the encryption software presently licensed by the Company will continue to be available to the Company on commercially reasonable terms, or at all. In the past, certain parties have claimed to have rights with respect to the encryption software licensed by the Company. If such claims are pursued successfully by such parties, the Company may be prevented from using the software or, in the alternative, the Company may be forced to pay an additional royalty to use such software.

    The Company also licenses, on a non-exclusive basis, accounting and business support software from SBT. No assurance can be given that the Company's third party licenses will continue to be available to the Company on commercially reasonable terms, or at all. The loss of or inability to maintain any of these software licenses could result in delays in introduction of the Company's services until equivalent software, if available, is identified, licensed and integrated into the Company's planned services, which could have a material adverse effect on the Company's business, financial condition, prospects and operating results. See "BUSINESS -- Proprietary Information" and "BUSINESS -- Research and Development."

    Competition. The market for Internet-based software and services is new and rapidly evolving, resulting in a dynamic competitive environment. The Company competes with many companies that have substantially greater financial, marketing, technical and human resources than the Company. In addition, there are many companies that may enter the market in the future with new technologies, products and services that may be competitive with services offered or to be offered by the Company. Because there are many potential entrants to the field, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing product or service is competitive with the Company's services. The Company expects competition to persist and intensify in the future.

    Competitive factors in the Internet-based software and services market include core technology, breadth of product functionality and features, product performance and quality, marketing and distribution resources, customer service and support and price. Additional competition could come from other Internet companies and software and hardware vendors that incorporate Internet payment capabilities into their products or other Internet services companies that provide hosting, connectivity, Internet training and domain registration services. The payment mechanisms used by the Company in the provision of its services utilize existing credit card verification procedures. Certain of the Company's competitors and potential competitors have developed or are developing new methods to transmit, verify and accept credit card payments over the Internet. In this regard, MasterCard and Visa recently announced that they would work together to establish a single industry standard for secure electronic transactions. These and other potential new payment


                                       7




mechanisms may be perceived to be superior to those employed by the Company and could render the Company's services unmarketable. In addition, if an industry standard is established, no assurance can be given that the technology upon which such standard is based will be available to the Company on commercially reasonable terms, or at all, which could have a material adverse effect on the Company's business, financial condition, prospects and operating results.

    Virtually all of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers. In addition, many of the Company's current or potential competitors, such as Netscape, Microsoft and AT&T have broad distribution channels that may be used to bundle competing products directly to end-users or purchasers. If such competitors were to bundle products that compete with the Company for sale to their customers, the demand for the Company's services may be substantially reduced, and the ability of the Company to broaden the utilization of its services would be substantially diminished. No assurance can be given that the Company will be able to compete effectively with current or future competitors or that such competition will not have a material adverse effect on the Company's business, financial condition, prospects and operating results. See "BUSINESS -- Competition."

    Potential Fluctuations in Quarterly Operating Results. As a result of the Company's limited operating history, the Company has only limited historical financial data for quarterly periods on which to base planned operating expenses. The Company's planned expense levels are based in part on its development and marketing requirements and anticipated competition, as well as its expectations as to future revenue. However, the Company has recognized very limited revenue to date, which makes future revenue levels difficult to forecast. The Company may be unable to adjust its spending levels on a timely basis to compensate for unexpected revenue shortfalls. In addition, the Company anticipates that its operating expenses will increase substantially in the future as the Company continues to develop and market its initial services, seeks to increase its selling and marketing activities, attempts to create and expand the distribution channels for its services, and broadens its customer support capabilities. The inability of the Company to offer its services on a timely basis or any material shortfall in demand for the Company's services in relation to the Company's expectations would have a material adverse effect on the Company's business, financial condition, prospects and operating results.

     The Company expects to experience significant fluctuations in future quarterly operating results that may be caused by many factors. These factors include, among others, the timing of the introduction of, or enhancements to, the Company's services; demand for the Company's services; the timing of introduction of products or services by the Company's competitors; the mix of the Company's services provided, market acceptance of Internet commerce, the timing and rate at which the Company increases its expenses to support projected growth; competitive conditions in the industry and general economic conditions. The Company believes that period-to-period comparisons of its operating results are not meaningful and should not be relied upon as any indication of future performance. Due to the foregoing factors, among others, it is likely that the Company's future quarterly operating results will not meet the expectations of market analysts or investors from time to time or at all, which may have a material adverse effect on the market price of the Company's Securities. See "PLAN OF OPERATIONS."



    Development of New Services, Industry Acceptance and Technological Change. The Company estimates that approximately 10-15% of its anticipated revenue will be derived from fees charged to businesses and individuals for transactions effected through the Company. Accordingly, broad acceptance of the Company's services by these businesses and individuals is critical to the Company's success, as is the Company's ability to design, develop, test, introduce and support new services and enhancements on a timely basis that meet changing customer needs and respond to technological developments and emerging industry standards. The market for the Company's proposed services is characterized by rapidly changing technology and evolving industry standards. The Company's proposed services are designed around certain technical standards with respect to data encryption and current and future sales of the Company's services will be dependent on industry acceptance of such standards. While the Company intends to provide compatibility with the standards promulgated by leading industry participants and groups, widespread adoption of a proprietary or closed standard could preclude the Company from effectively doing so. Moreover, a number



                                       8


of leading industry participants have announced their intention to enter into or expand their position in the market for Internet payments through the development of new technologies and standards. No assurance can be given that the Company's services will achieve market acceptance; that the Company will be successful in developing and introducing its proposed services or new services that meet changing customer needs; that the Company will be able to respond to technological changes or evolving industry standards in a timely manner, if at all; or that the standards upon which the Company's services are or will be based will be accepted by the industry. In addition, no assurance can be given that services or technologies developed by others will not render the Company's services noncompetitive or obsolete. The inability of the Company to respond to changing market conditions, technological developments, evolving industry standards or changing customer requirements, or the development of competing technology or products that renders the Company's services noncompetitive or obsolete, would have a material adverse effect on the Company's business, financial condition, prospects and operating results. See "BUSINESS -- Marketing and Sales."


    Risks of Defects and Development Delays. The Company has not sold a material amount of its services and proposed services, in part because these services require additional software development. Services based on sophisticated software and computing systems often encounter development delays and the underlying software may contain undetected errors or failures when introduced or when the volume of services provided increases. The Company may experience delays in the development of the software and computing systems underlying the Company's proposed services. In addition, there can be no assurance that, despite testing by the Company and potential customers, errors will not be found in the underlying software, or that the Company will not experience development delays, which could result in delays in the market acceptance of its services and could have a material adverse effect on the Company's business, financial condition, prospects and operating results. See "BUSINESS -- Research and Development."

    Dependence on Key Personnel. The Company's performance is substantially dependent on the performance of its executive officers and key employees, most of whom have worked together for only a short period of time. The Company is dependent on its ability to retain and motivate high quality personnel, especially its management and development teams. The Company does not have "key person" life insurance policies on any of its employees. The loss of the services of any of its key employees could have a material adverse effect on the Company's business, financial condition, prospects and operating results. The Company's future success also depends on its continuing ability to identify, hire, train and retain highly qualified technical and managerial personnel. Competition for such personnel is intense. No assurance can be given that the Company will be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of the Company to do so would have a material adverse effect on the Company's business, financial condition, prospects and operating results. See "BUSINESS -- Employees" and "MANAGEMENT."

    Limited Sales Force; Evolving Distribution Channels. The Company has few sales and marketing employees and does not have established distribution channels for its services. In order to generate substantial revenue, the Company must achieve broad distribution of its services to businesses and individuals and secure general adoption of its services and technology. No assurance can be given as to the ability of the Company to generate sufficient demand for its services and the inability of the Company to do so would have a material adverse effect on the Company's business, financial condition, prospects and operating results. See "BUSINESS -- Marketing and Distribution."

     Dependence on  Intellectual  Property  Rights;  Risk of  Infringement.  The
Company's success and ability to compete are dependent in part upon its proprietary technology relating to the encryption of credit card payment information over the Internet. The Company has no patents and relies on applicable copyright, trade secret and trademark laws to protect certain proprietary information of the Company. To the extent proprietary technology is involved, the Company relies on trade secrets that it seeks to protect, in part, through confidentiality agreements with certain employees, consultants and other parties. No assurance can be given that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known to, or independently developed by, existing or potential competitors of the Company. The Company generally does not seek to protect its proprietary information through patents or registered trademarks, although it may seek to do so in the future. The Company may be involved from time to time in litigation to determine the enforceability, scope and validity of its rights. In addition, no assurance can be given that the Company's products will not infringe any


                                       9




patents of others. Litigation in order to protect the Company's intellectual property rights could result in substantial cost to the Company and diversion of effort by the Company's management and technical personnel. See "BUSINESS -- Proprietary Information."

    Risks Associated with Encryption Technology. A significant barrier to Internet commerce is the secure exchange of financial information over public networks. The Company relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect the secure exchange of financial information over the Internet, including public key cryptography technology licensed from RSA. No assurance can be given that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the RSA or other algorithms used by the Company to protect customer transaction data. In August and September 1995, certain RSA algorithms used by Netscape were compromised. There can be no assurance that the Company's security will not likewise be compromised. If any such compromise of the Company's security were to occur, it could have a material adverse effect on the Company's business, financial condition, prospects and operating results. In addition, no assurance can be given that existing security systems of others will not be penetrated or breached, which could have a material adverse effect on the market acceptance of Internet security services. This could have a material and adverse effect on the Company's business, financial condition, prospects and operating results.

    Government Regulation and Legal Uncertainties. The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. The recently enacted Telecommunications Reform Act of 1996 imposes criminal penalties on anyone who distributes obscene, lascivious or indecent communications on the Internet. The adoption of any laws or regulations governing commerce on the Internet may result in decreased growth of the Internet, which could have an adverse effect on the Company's business, financial condition, prospects and operating results. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain. Further, due to the encryption technology contained in the Company's products, such products are subject to U.S. export controls. No assurance can be given that such export controls, either in their current form or as may be subsequently enacted, will not delay the introduction of new products or limit the Company's ability to distribute products outside the United States or electronically. While the Company intends to take precautions against unlawful exportation, the global nature of the Internet makes it virtually impossible to effectively control the distribution of the Company's products. In addition, federal or state legislation or regulation may further limit levels of encryption or authentication technology. Further, various countries regulate the import of certain encryption technology and have adopted laws relating to personal privacy issues which could limit the Company's ability to distribute products in those countries. Any such export or import restrictions, new legislation or regulation or government enforcement of existing regulations could have a material adverse impact on the Company's business, financial condition, prospects and operating results.


    Future Capital Needs; Uncertainty of Additional Financing. The Company currently anticipates that its available cash resources combined with the net proceeds of this Offering, as well as anticipated funds from operations, will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least the next 12 months. Thereafter, the Company may need to raise additional funds. The Company may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced services, to respond to competitive pressures or to acquire complementary businesses or technologies. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution, or such equity securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. The Company anticipates that it may seek to secure loan financing as business and economic conditions warrant. If additional funds are raised through the issuance of debt, the Company will be subject to certain risks associated with debt financing, including those attributable to interest rate fluctuations and insufficient cash flow. No assurance can be given that additional financing will be available when needed on terms favorable to the Company or at all. Substantially all of the Company's assets


                                       10


have been pledged as security for the Company's obligations under an equipment lease agreement. The presence of a first priority security interest in the Company's assets could have the effect of impeding the Company's attempts to procure additional financing when needed. If adequate funds are not available or are not available on acceptable terms, the Company may be unable to develop or enhance its services, take advantage of future opportunities or respond to competitive pressures, which could have a material adverse effect on the Company's business, financial condition, prospects and operating results. See "DILUTION," "USE OF PROCEEDS" and "PLAN OF OPERATIONS -- Liquidity and Capital Resources."


     Management of Growth. If there is market acceptance for the services to be offered by the Company, the Company anticipates that it will be required to expand its operations to address such market demand. In addition, the Company anticipates significantly increasing the size of its research and development, sales and marketing and customer support staff following the completion of this Offering. There can be no assurance that such internal expansion will be successfully completed, that such expansion will result in market acceptance of the Company's services, that such expansion will generate sufficient revenues, or that the Company will be able to compete successfully against the significantly more extensive and well-funded sales and marketing and research and development operations of the Company's competitors. In addition, a substantial number of the Company's employees were only recently hired, thereby subjecting the Company to increased risk of employee turnover. The Company's rapid growth and the integration of operations is expected to place a significant strain on the Company's managerial, operational and financial resources. The inability of the Company to promptly address and respond to these circumstances could have a material adverse effect on the Company's business, financial condition, prospects or operating results.

    Risk of Loss From Returned Transactions, Merchant Fraud or Erroneous Transmissions. The Company intends to utilize two principal fund transfer systems: the automated clearinghouse ("ACH") system for electronic fund transfers and the national credit card systems (e.g., American Express, Discover, MasterCard and Visa) for electronic credit card settlements. In its use of these established payment systems, the Company may bear some of the credit risks normally assumed by other users of these systems arising from returned transactions caused by unauthorized use, disputes, theft or fraud. The Company also may bear some risk of merchant fraud and transmission errors if it is unable to have erroneously transmitted funds returned by an unintended recipient. In addition, the agreement between the Company's users of its services for allocation of these risks will be in electronic form, and while digitally signed, will not be manually signed and hence may not be enforceable. Finally, the Company may be subject to merchant fraud, including such actions as inputting false sales transactions or false credits. Returned transactions, merchant fraud or erroneous transmissions could have a material adverse effect on the Company's business, financial condition, prospects or operating results. See "BUSINESS -- Seamless Commerce(tm) over the World Wide Web."

    System Interruption and Security Risks; Potential Liability and Lack of Insurance. The Company's operations are dependent on its ability to protect its computer system from interruption due to system malfunction or due to damage from fire, earthquake, power loss, telecommunications failure, unauthorized entry or other events, many of which are beyond the Company's control. Any malfunction, damage, failure or other condition or event that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, financial condition, prospects or operating results. The Company has experienced disruption in its computer systems in the past due to human error and it is possible that the Company may experience similar disruptions in the future. Most of the Company's computer equipment, including its processing equipment, is currently located at a single site. While the Company believes that its existing and planned precautions of redundant systems, regular data backups and other procedures are adequate to prevent any significant system outage or data loss, no assurance can be given that such procedures  will be  adequate  to prevent  or  ameliorate  any  failure or loss.
Despite the implementation of security measures, the Company's data infrastructure may also be vulnerable to computer viruses, hackers or similar disruptive problems caused by its customers, other Internet users or otherwise, which may result in significant liability to the Company and also may deter potential customers from using the Company's services. Persistent problems continue to affect public and private data networks. The Company intends to limit its liability to customers, including liability arising from the failure of the security features contained in the Company's system and services, through contractual provisions. However, no assurance can be given


                                       11




that such limitations will be enforceable. The Company currently does not have product liability insurance to protect against these risks and no assurance can be given that such insurance will be available to the Company on commercially reasonable terms or at all.

    Bank Failure; Limitation on Access to Funds. Certain of the Company's services may involve holding funds of individuals in financial institutions. These funds will be held in accounts by the Company as agent for these individuals. The Company will use reasonable business judgment in selecting the financial institutions in which funds are held, and will place funds only in banks which are subject to state or federal regulation (or the non-U.S. equivalent), are insured by the Federal Deposit Insurance Corporation and are believed by the Company to be financially sound. Furthermore, the Company believes that because the user funds would be held in a fiduciary or trust capacity by the Company, they would not be subject to the claims of the Company's creditors or a bankruptcy trustee. There can be no assurance, however, that should there be a failure of a financial institution in which the Company has placed user funds, or should a creditor or trustee of a user or of the Company seek control over an agency account containing user funds, that the Company would not be subject to litigation and possible liability to users. The Company does not have insurance to protect against certain of these risks, and there is no assurance that such insurance will become available, or if made available, would be affordable to the Company.

     No Prior Public Market; Possible Volatility of Stock Price. Prior to this Offering, there has been no public market for the Company's Common Stock or Redeemable Warrants, and there can be no assurance that an active public market for the Common Stock or Redeemable Warrants will develop or be sustained after the Offering. The initial offering price will be determined by negotiation between the Company and the Underwriters based upon several factors. See "UNDERWRITING." The market price of the Company's Common Stock and Redeemable Warrants is likely to be highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new software or services by the Company or its competitors, changes in financial estimates by securities analysts, or other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many high technology companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock and Redeemable Warrants. In the past, following periods of volatility in the market price for a company's securities, securities class action litigation has often been instituted. Such litigation could result in substantial costs and a diversion of management attention and resources, which could have a material adverse effect on the Company's business, financial condition, prospects or operating results.


    Lack of Liquidity of Low Price Stocks; Penny Stock Regulations. The Company's Common Stock and Redeemable Warrants are expected to be eligible for listing on NASDAQ after the completion of the Offering, although no assurance can be given that the Company will maintain such listing. If the Securities were to be delisted from NASDAQ, or if the Company's net tangible assets fell below $2,000,000, trading in the Securities would become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Although the Securities will, as of the date of this ~Prospectus, be outside the definitional scope of a penny stock as they will be listed on NASDAQ, in the event that the Common Stock is subsequently characterized as a penny stock, the market liquidity for the Securities could be severely affected. In such an event, the application of Rule 15g-9 may adversely affect the ability of broker-dealers to sell the Company's Securities and may adversely affect the ability of purchasers in this Offering to sell any of the Securities acquired hereby in the secondary market.


    Shares Eligible for Future Sale. Sales of substantial numbers of shares of Common Stock in the public market following this Offering could adversely affect the market price for the Common Stock. Upon completion of the Offering, the Company will have outstanding an aggregate of 5,605,000 shares of Common




                                      12







Stock, assuming no exercise of outstanding options and warrants. Of these shares, all of the shares sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), unless such shares are purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Affiliates"). The remaining 4,605,000 shares of Common Stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act (the "Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration. Between December 1997 and April 1998 all of the 4,605,000 shares of Common Stock outstanding as of the date of this Prospectus will become available for sale under Rule 144 promulgated under the Securities Act. All of the Company's officers, directors and holders of 5% or more of the Common Stock have agreed not to sell shares of Common Stock beneficially held by them for a period of 13 months following the date of this Prospectus (except for shares of Common Stock subject to the Underwriters' overallotment option) without the Representatives' written consent. In addition, the Company has agreed that it will not issue any shares of Common Stock for a period of 13 months following the date of this Prospectus without the Representatives' written consent, except for shares of Common Stock issuable upon exercise of stock options that have been or may be granted under the Company's 1996 Stock Option Plan (the "Plan") and 1996 Formula Stock Option Plan (the "Formula Plan"). See "DESCRIPTION OF SECURITIES" and "SHARES ELIGIBLE FOR FUTURE SALE."

    Immediate and Substantial Dilution; Possible Right to Purchase Additional Shares. Investors participating in this Offering will incur immediate and substantial dilution in the net tangible book value of approximately $7.03 per share or approximately 85.7% of the public offering price per share. To the extent outstanding options or warrants to purchase the Company's Common Stock are exercised, there will be further dilution. The present shareholders of the Company have acquired their respective equity interests at costs substantially below the offering price. Accordingly, to the extent that the Company incurs losses, the public investors will bear a disproportionate risk of such losses. See "DILUTION.

    Substantial Options and Warrants Reserved; Representatives' Warrant. Under the Plan and the Formula Plan, the Company may issue options to purchase up to an aggregate of 860,000 shares of Common Stock to employees, officers, directors, and consultants. Options to purchase 339,600 shares are outstanding under the Plan and Formula Plan as of the date of this Prospectus. In addition, the Redeemable Warrants offered hereby are exercisable to purchase shares of Common Stock at any time commencing 90 days from the date of this Prospectus until , 1999. The Company will also sell to the Representatives the Representatives' Warrant to purchase up to 100,000 shares of Common Stock at a price of $10.80 and up to 100,000 Redeemable Warrants at $0.28 per Redeemable Warrant. The Redeemable Warrants underlying the Representatives' Warrant are exercisable at $11.07 per share. The existence of the Redeemable Warrants, the Representatives' Warrant and the options that may be issued under the Plans or otherwise, may prove to be a hindrance to future financing efforts by the Company. In addition, the exercise of any such options or warrants may further dilute the net tangible book value of the Common Stock. Further, the holders of such options and warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "MANAGEMENT -- Stock Option Plans" and "UNDERWRITING."


    The Company has agreed that, under certain circumstances, it will register under federal and state securities laws the Representatives' Warrant and/or the Securities issuable thereunder. In addition, if the Representatives should exercise their registration rights to effect the distribution of the Representatives' Warrant or Securities underlying the Representatives' Warrant, the Representatives, prior to and during such distribution, will be unable to make a market in the Company's securities. If the Representatives cease making a market, the market and market prices for the Securities may be adversely affected, and holders thereof may be unable to sell or otherwise dispose of the Securities. See "UNDERWRITING."


     Redeemable Warrant Solicitation. Upon the exercise of the Redeemable Warrants more than one year after the date of this Prospectus, and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc., and the Rules and Regulations of the Securities and Exchange Commission (the "Commission"), the Company has agreed to pay the Representatives a commission equal to five percent of the exercise price of the Redeemable Warrants in connection with solicitations of exercises of Redeemable Warrants made by the Representatives. However, no compensation will be paid to the Representatives in connection with the exercise of the Redeemable Warrants if
(a) the market price of the underlying shares of Common Stock is lower than the exercise price, (b) the Redeemable Warrants are exercised in an unsolicited transaction, or (c) the Redeemable Warrants subject to the Representatives' Warrant are exercised. In addition, in connection with any solicitation by the Representatives after the date



                                       13




of this Prospectus of Redeemable Warrant exercises, unless granted an exemption by the Commission from Rule 10b-6 promulgated under the Exchange Act, the Representatives and any other soliciting broker-dealer will be prohibited from engaging in any market making activities with respect to the Company's securities for the period commencing either two or nine business days (depending on the market price of the Common Stock) prior to any solicitation of the exercise of Redeemable Warrants until the later of (i) the termination of such solicitation activity or (ii) the termination (by waiver or otherwise) of any right which the Representatives or any other soliciting broker-dealer may have to receive a fee for the exercise of Redeemable Warrants following such solicitation. As a result, the Representatives or any other soliciting broker-dealer may be unable to provide a market for the Company's securities, should they desire to do so, during certain periods while the Redeemable Warrants are exercisable. See "UNDERWRITING."


    Requirement to Maintain Current Prospectus; Non-Registration in Certain Jurisdictions of Shares Underlying the Redeemable Warrants; Possible Redemption of Redeemable Warrants; Speculative Investment. Purchasers of the Redeemable Warrants will have the right to exercise them to purchase shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the state or states in which the purchaser resides. Absent any material changes in the Company's business which would cause this Prospectus to cease to be current at an earlier date, this Prospectus will cease to be current nine months following the date of this Prospectus. The Company has undertaken and intends to maintain a current prospectus that will permit the purchase and sale of the Common Stock underlying the Redeemable Warrants, but there can be no assurance that the Company will be able to do so. The Company will not call the Redeemable Warrants for redemption at any time that a current prospectus covering the Redeemable Warrants is not effective. The Redeemable Warrants may be deprived of any value if a current prospectus covering the shares is not, or cannot be, registered in the applicable states. Commencing 90 days from the date of this Prospectus, the Redeemable Warrants may be subject to redemption at $.20 per Redeemable Warrant on 30 days' prior written notice, provided that the average of the high and low sales prices of the Common Stock equals or exceeds $12.00 per share during the 10 consecutive trading days ending within 20 days prior to the notice of redemption. In the event the Company exercises the right to redeem the Redeemable Warrants, such Redeemable Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Redeemable Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price. Therefore, upon the notice of redemption, holders of the Redeemable Warrants may be forced to (i) exercise the Redeemable Warrants at a time when it may be financially disadvantageous to do so, (ii) sell the Redeemable Warrants, notwithstanding possible adverse market conditions, or (iii) accept the nominal redemption price of $.20 per Redeemable Warrant.


    No  assurance  can be given  that the per share  market  price of the Common
Stock will ever increase to exceed the exercise price of the Redeemable Warrants. Therefore, it may never become economically justifiable to exercise the Redeemable Warrants prior to the expiration of the Redeemable Warrants on . The failure of the per share market price of the Common Stock to increase to exceed the exercise price of the Redeemable Warrants will, eventually, cause the Redeemable Warrants to have no economic value. Because of the speculative nature of the Securities, an investment in the Securities should only be considered by those who can bear the risk of a loss of their entire investment. See "DESCRIPTION OF SECURITIES."


    Possible Anti-Takeover Effects of Certain Charter Provisions. The Company's Certificate of Incorporation authorizes the Board of Directors to issue up to 1,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). No shares of Preferred Stock are currently outstanding, and the Company has no present plans for the issuance thereof. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. However, the issuance of any such shares of Preferred Stock could adversely affect the rights of holders of Common Stock and, therefore, could reduce the value of the Common Stock. In addition, the ability of the Board of Directors to issue Preferred Stock could discourage, delay, or prevent a takeover of the Company. See "DESCRIPTION OF SECURITIES."


                                       14




    In addition, the Company, as a Delaware corporation, is subject to the General Corporation Law of the State of Delaware, including Section 203, an anti-takeover law enacted in 1988. In general, the law restricts the ability of a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. As a result of the application of Section 203 and certain provisions in the Company's Certificate of Incorporation and Bylaws, potential acquirors of the Company may find it more difficult or be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

     Control by Existing Stockholders. Upon completion of this Offering, the existing stockholders will control approximately 82% of the shares of Common Stock eligible to vote and will therefore be able to elect all of the members of the Board of Directors and control the outcome of any issues which may be subject to a vote of the Company's stockholders. See "MANAGEMENT," "DILUTION" and "PRINCIPAL AND SELLING STOCKHOLDERS."


     Benefit to Affiliates. The Company intends to use a portion of the proceeds from the Offering to repay up to $750,000 of indebtedness owed to Centennial Technologies, Inc. ("Centennial"). Centennial owns approximately 23% of the issued and outstanding shares of Common Stock of the Company prior to the Offering. In addition, Centennial will sell up to 150,000 shares of Common Stock if the Underwriters' over-allotment option is exercised. See "PRINCIPAL AND SELLING STOCKHOLDERS" and "CERTAIN TRANSACTIONS."


                                       15




                                 USE OF PROCEEDS


    The net proceeds to be received by the Company from the sale of the Shares and Redeemable Warrants offered hereby, after deducting underwriting commissions and other estimated expenses of the Offering, including the Representatives' non-accountable expense allowance, are estimated to be approximately $6,654,000 ($6,680,100 if the Underwriters' overallotment option is exercised in full). The net proceeds are intended to be used approximately as follows:


                                                                                  AMOUNT
                                                                                  ------

Selling and Marketing ...................................................      $ 2,000,000
Research and Development ................................................        2,000,000
Purchase or Lease of Capital Equipment and Software .....................        1,000,000
Repayment of Indebtedness ...............................................          750,000
Working Capital and General Corporate Purposes ..........................          904,000
                                                                                ----------
                                                                                $6,654,000
                                                                                ==========


SELLING AND MARKETING

    The Company intends to use up to $2,000,000 of the net proceeds of the Offering to increase selling and marketing activities, including hiring additional salespeople. The Company also intends to increase the number of on-site and off-site demonstrations, increase advertising in trade publications and on radio and television, and attend trade shows. See "BUSINESS -- Selling and Marketing."

RESEARCH AND DEVELOPMENT

    The Company intends to use approximately $2,000,000 of the net proceeds from the Offering for research and development activities. The Company intends to hire up to twelve programmers, graphic artists, designers and network engineers to develop and enhance the Company's software, to build the Company's network infrastructure and to provide ongoing systems support. The Company also intends to refine and enhance its business and accounting software related to order fulfillment and automated credit clearance. Software programmers may also develop new products for the Company, including products developed from technology licensed from third parties. The Company also intends to hire additional graphic designers and Web site programmers to develop and refine industry-specific Web site templates. See "BUSINESS -- Research and Development."

PURCHASE OR LEASE OF CAPITAL EQUIPMENT AND SOFTWARE

    The Company intends to use up to $1,000,000 of the net proceeds of the Offering to purchase or lease additional equipment and software, including workstations (approximately $200,000), computer servers (approximately $200,000), communications equipment, such as telephone lines, routers and switches (approximately $500,000) and software, including communications, accounting, security and file management software (approximately $100,000).

REPAYMENT OF INDEBTEDNESS


     The Company intends to use up to $750,000 of the proceeds from the Offering to repay loans from Centennial Technologies, Inc. ("Centennial"). Centennial has, from time to time, made loans to the Company for general corporate purposes pursuant to promissory notes that bear interest at the rate of 9.0% per annum and are due on demand. As of October 22, 1996, the principal balance on these notes was approximately $700,000. See "PRINCIPAL AND SELLING STOCKHOLDERS" and "CERTAIN TRANSACTIONS."

WORKING CAPITAL AND GENERAL CORPORATE PURPOSES

    Approximately $904,000 of the net proceeds from the Offering will be used for general corporate purposes, including working capital. These amounts may also be used, in part, to purchase additional capital equipment or to fund joint ventures or acquisitions within the Company's principal market. The Company presently has no commitments with respect to any joint venture or acquisition. The Company may deposit up to $600,000 allocated to working capital and general corporate purposes as collateral to secure payment under a capital lease agreement with a commercial bank. As of October 22, 1996, the Company had approximately $600,000 outstanding under this agreement. See "PLAN OF OPERATION -- Liquidity and Capital Resources."



                                       16




    The allocation of the net proceeds of this Offering set forth above represents the Company's best estimate based upon its present plans and certain assumptions regarding general economic and industry conditions and the Company's future revenues and expenditures. The Company reserves the right to reallocate the proceeds within the above described categories or to other purposes in response to, among other things, changes in its plans, industry conditions, and the Company's future revenues and expenditures.

    Based on the Company's operating plan, management believes that the proceeds from this Offering and anticipated cash flow from operations will be sufficient to meet the Company's anticipated cash needs and finance its plans for expansion for at least 12 months from the date of this Prospectus. Thereafter, the Company anticipates that it may require additional financing to meet its current or future plans for expansion. No assurance can be given that the Company will be successful in obtaining such financing on favorable terms, or at all. If the Company is unable to obtain additional financing, its ability to meet its current plans for expansion could be adversely affected. See "RISK FACTORS -- Future Capital Needs; Uncertainty of Additional Financing" and "PLAN OF OPERATIONS."

    Proceeds not immediately required for the purposes described above will be invested principally in U.S. government securities, short-term certificates of deposit, money market funds, or other high- grade, short-term, interest-bearing investments.


                                       17




                                    DILUTION


     At August 31, 1996, the net tangible book value of the Company was approximately ($527,375), or ($.11) per share of Common Stock based on the 4,605,000 shares of Common Stock outstanding after giving retroactive effect to the conversion of the Class B Common Stock into 2,500,000 shares of Common Stock. Net tangible book value per share represents the amount of the Company's total assets less the amount of its intangible assets and liabilities, divided by the number of shares of Common Stock outstanding at August 31, 1996. After giving effect to the receipt of the net proceeds (estimated to be approximately $6,654,000) from the sale of the Securities offered hereby, the pro forma net tangible book value of the Company at August 31, 1996, would have been approximately $6,550,685 or $1.17 per share of Common Stock. This would result in dilution to the public investors (i.e., the difference between the offering price of a share of Common Stock and the net tangible book value thereof after giving effect to this Offering) of $7.03 per share. The following table illustrates the per share dilution:


Public offering price per share of Common Stock(1) ..........................           $ 8.20

Net  tangible  book  value  per share of  Common  Stock at August 31,  1996 . ($ .11)

Increase in net tangible book value per share of Common  Stock(1) ...........   1.28
                                                                                ----
Pro forma net  tangible  book value per share of Common  Stock  after
  Offering(2) ............................................................... $ 1.17
                                                                              ======
Dilution of net tangible book value per share of Common Stock to new
  investors .................................................................           $ 7.03
                                                                                        ======

____________

(1) Including $.20 per Redeemable Warrant.

(2) The calculation of pro forma net tangible book value and the other computations above does not include (a) 800,000 shares of Common Stock reserved for issuance upon exercise of stock options which may be granted under the Plan, of which options to purchase 339,600 shares are outstanding as of the date of this Prospectus and (b) 60,000 shares of Common Stock reserved for issuance upon exercise of stock options which may be granted under the Formula Plan, of which options to purchase 10,000 shares are outstanding as of the date of this Prospectus.


    The following table sets forth, as of the date of this Prospectus, the number of shares of Common Stock purchased, the percentage of Common Stock purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid, by the existing stockholders of the Company and the investors in this Offering:



                                                  SHARES PURCHASED        TOTAL CONSIDERATION
                                                  ----------------        -------------------
                                                                                                 AVERAGE
                                                                                                PRICE PER
                                                NUMBER     PERCENTAGE     AMOUNT      PERCENTAGE  SHARE
                                                ------     ----------     ------      ----------  -----
New Investors ...........................      1,000,000      17.8%     $ 8,000,000       50.0%   $8.00
Existing Stockholders(1) ................      4,605,000      82.2%       7,854,325       50.0%   $1.71
                                               ---------      ----        ---------       ----
  TOTAL .................................      5,605,000     100.0%     $15,854,325      100.0%
                                               =========     =====      ===========      =====


_____________

(1) After giving effect to the conversion of Class B Common Stock into 2,500,000 shares of Common Stock.


                                       18




                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company as of August 31, 1996, and as adjusted to reflect the sale and issuance of the Securities offered hereby and the initial application of the estimated net proceeds thereof as described in "USE OF PROCEEDS."


                                                                       AUGUST 31, 1996
                                                                                 PRO FORMA
                                                                    ACTUAL      AS ADJUSTED
Capital lease obligations, net of current ....................    $   300,430   $   300,430
                                                                  -----------   -----------
STOCKHOLDERS' EQUITY:

Preferred Stock -- $.01 par value, authorized -- 1,000,000
  shares, issued -- none .....................................           --            --

Common Stock -- $.01 par  value,  authorized  --  20,000,000 shares,  issued -- 2,105,000 shares; 5,605,000 shares pro
  forma, as adjusted(1)(2) ...................................         21,050        56,050

Class B Common Stock -- $.01 par value; authorized -- 2,000,000 shares, issued -- 625,000 shares, zero shares pro
  forma, as adjusted(2) ......................................          6,250          --

Additional paid-in capital ...................................      7,827,025    14,452,275

Accumulated deficit ..........................................     (7,957,640)   (7,957,640)
                                                                   ----------    ----------

  Total stockholders' equity (capital deficit) ...............       (103,315)    6,550,685
                                                                   ----------    ----------

TOTAL CAPITALIZATION .........................................    $   197,115   $ 6,851,115
                                                                  ===========   ===========

_____________

(1) Does not include (a) 800,000 shares of Common Stock reserved for issuance upon exercise of stock options which may be granted under the Plan, of which options to purchase 339,600 shares are outstanding as of the date of this Prospectus and (b) 60,000 shares of Common Stock reserved for issuance upon exercise of stock options which may be granted under the Formula Plan, of which options to purchase 10,000 shares are outstanding as of the date of this Prospectus.


(2) Gives effect to the conversion of 625,000 shares of Class B Common Stock into a total of 2,500,000 shares of Common Stock on the date of this Prospectus.

                                 DIVIDEND POLICY

    The Company has not paid dividends on its Common Stock since its inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration of dividends in the future will be at the election of the Board of Directors and will depend upon the earnings, capital requirements, and financial position of the Company, general economic conditions, and other pertinent factors.


                                       19



                          SELECTED FINANCIAL DATA


     The statement of operations  data for the period from  inception  (July 19,
1995) through August 31, 1996 and the balance sheet at August 31, 1996 are derived from, and should be read in conjunction with, the audited Financial Statements and Notes thereto included elsewhere in the Prospectus. The historical operating results are not necessarily indicative of future operating results. The Selected Financial Data should be read in conjunction with "PLAN OF OPERATIONS" and the Financial Statements and the notes thereto included elsewhere in this Prospectus.


                                                                                  PERIOD FROM           CUMULATIVE
                                                            FISCAL YEAR            INCEPTION          FROM INCEPTION
                                                               ENDED          (JULY  19, 1995)TO    (JULY 19, 1995)TO
                                                          AUGUST  31, 1996      AUGUST 31,  1995      AUGUST 31, 1996
                                                          ----------------      ----------------      ---------------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Services ..............................................   $    78,833         $  --                $    78,833
                                                            -----------         ------------         -----------
  Products ..............................................        18,422             --                    18,422
                                                            -----------         ------------         -----------
    Total revenues ......................................        97,255             --                    97,255
                                                            -----------         ------------         -----------
Cost of revenues:

  Services ..............................................       177,469             --                   177,469
  Products ..............................................        15,971             --                    15,971
                                                            -----------         ------------         -----------
     Total cost of revenues .............................       193,440             --                   193,440
                                                            -----------         ------------         -----------
     Gross margin .......................................       (96,185)            --                   (96,185)
                                                            -----------         ------------         -----------
Operating expenses:
  Research and development ..............................       577,439                809               578,248
  Selling and marketing .................................       298,680              1,946               300,626
  General and administrative ............................     1,145,500             30,871             1,176,371
  Charge for acquired research and development ..........     5,760,000             --                 5,760,000
                                                            -----------         ------------         -----------
     Total operating expenses ...........................     7,781,619             33,626             7,815,245
                                                            -----------         ------------         -----------
     Loss from operations ...............................    (7,877,804)           (33,626)           (7,911,430)
Interest expense, net ...................................       (46,210)                --               (46,210)
                                                            -----------         ------------         -----------
     Net loss ...........................................   $(7,924,014)        $  (33,626)          $(7,957,640)
                                                            ===========         ============         ===========
     Net loss per common and common equivalent
      share(1) ..........................................   $     (1.65)       $      (.01)         $      (1.66)
                                                            ===========         ============         ===========

     Shares used in computing net loss per common
     and common equivalent share(1) .....................     4,805,050          4,805,050            4,805,050
                                                            ===========         ============         ===========




                                                                              AUGUST 31, 1996
                                                                              ---------------
                                                                          ACTUAL     AS ADJUSTED(2)
                                                                          ------     --------------
BALANCE SHEET DATA:
Current assets                                                         $   106,976    $  6,088,976
Total assets                                                             1,745,948       7,303,888
Working capital (deficiency)                                            (1,441,857)      5,636,203
Total liabilities                                                        1,849,263         753,203
Stockholders' equity (capital deficit)                                    (103,315)      6,550,685




(1) Computed on the basis described in Note 2 of the Notes to Financial Statements.

(2) Gives effect to the receipt by the Company of the estimated net proceeds of approximately $6,654,000 from the sale of the Securities offered hereby and the initial application thereof. See "RISK FACTORS -- Substantial Options and Warrants Reserved," "USE OF PROCEEDS" and "UNDERWRITING."


                                       20




                               PLAN OF OPERATIONS

OVERVIEW

     The Company, a development stage company, offers Internet access and support services for secure commercial transactions and communications over the Internet. The Company plans to provide complete solutions for businesses seeking to market and sell products and services over the Internet, including establishing (i) a commercial Web site domain, (ii) electronic store design,
(iii) browsing and purchasing capabilities, and (iv) transaction processing. In addition, the Company provides general Internet services, such as connectivity and communications services. The Company also resells SBT, a prepackaged accounting software program. By offering turnkey solutions to commercial Internet needs, the Company plans to become a "one-stop provider" of Internet products and services to businesses seeking to establish a commercial presence over the Internet.

     The financial results for the period from inception (July 19, 1995) to August 31, 1996 relate to the Company's initial organization, establishment of infrastructure and provision of Internet training courses. The Company has incurred losses since inception and has a working capital deficiency. As a result, the independent certified public accountants' report contains an explanatory paragraph regarding the Company's ability to continue as a going concern. The Company does not believe that the operating results from this period will provide meaningful comparisons to subsequent periods.


     The Company's plan of operation for the next twelve months will principally involve software development to enable the Company to offer certain of its planned services on a commercial basis, the sale of connectivity and the provision of Internet access services, Web page development, intranet systems, and the receipt of transaction fees. After the Offering, the Company intends to use a portion of the proceeds of the Offering to hire additional personnel, including marketing, sales and customer service personnel, to meet the Company's anticipated growth, as to which no assurance can be given.

     The Company recently upgraded its Internet access to a "Tier I" level, which provides the Company with a direct connection to the National Access Point ("NAP") in Chicago, Illinois. In addition, the Company has established redundancy systems in Boston, Massachusetts with respect to its communication links and computer servers to be used should its direct NAP link or computer servers located at the Company's Saugus, Massachusetts facility experience temporary difficulties. See "RISK FACTORS -- System Interruption and Security Risks; Potential Liability and Lack of Insurance."


     Revenue. The Company has not recognized any meaningful revenue from its inception through August 31, 1996. The Company's ability to generate significant revenue thereafter is uncertain. The Company's services are directed at businesses that intend to engage in commerce and communications over the Internet. The Company's business plan contemplates that its initial revenue will be derived from providing general Internet services, such as connectivity, hosting and e-mail services. In the future, the Company anticipates it will derive revenue from transaction processing fees from third parties, Web page development, connectivity charges, charges for hosting services, education and intranet networking.


     Operating Expenses. The Company's cost of revenue has exceeded the Company's service revenue due to the development stage nature of the business. The Company's operating expenses have increased each quarter since the Company's inception. The Company believes that operating expenses will increase in the future as the Company continues the development of its services and expands its operations.

     Research and Development. The Company's research and development efforts are focused on developing Web site templates suitable to conduct commerce over the Internet. The Company is also developing intranet models for intraorganization communications that can be used by municipal governments and multi-site organizations. The Company's engineers are also developing the Company's communications infrastructure to allow for daily information transfer to the Company for periodic back-up of customer files and disaster control purposes.

     Selling and Marketing. Selling and marketing expenses are expected to consist primarily of salaries, commissions, trade show expenses, and advertising and marketing costs. The Company anticipates a substantial increase in its selling and marketing expenses in the future. The Company intends to use a direct selling force that will target certain industries and sell across vertical markets, as well as independent sales agents.


                                       21




     General and Administrative. General and administrative expenses consist primarily of compensation expenses and fees for professional services. General and administrative expenses were approximately $1,176,371 for the period from inception to August 31, 1996. Approximately $1,007,000 of these expenses were paid to Employee Resource Inc. ("ERI"), an employee leasing company owned by the Company's President and Chief Executive Officer, Robert Kuzara. ERI leases to the Company all of its employees, including the officers of the Company. The Company anticipates a substantial increase in its general and administrative expenses in the future. See "CERTAIN TRANSACTIONS."

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, the Company has financed its activities primarily from notes payable to Centennial Technologies, Inc. ("Centennial") and the sale of its Common Stock to private investors. Working capital deficiency at August 31, 1996 was ($1,441,857). The Company has two capital lease agreements which are secured by fixed assets and guaranteed by Centennial. The outstanding balance as of August 31, 1996 for one of these agreements, was approximately $372,000, bears interest at the rate of 10.35% per annum and matures in December 2000. In September 1996, the Company entered into the second capital lease agreement under which it may borrow up to $1,000,000. As of October 22, 1996, the Company had drawn $600,000 against this lease agreement. This amount bears interest at the rate of 10.5% per annum and matures in September 2001. The Company has agreed to deposit as collateral a portion of the proceeds from the Offering equal to the amount outstanding under this agreement. See "USE OF PROCEEDS" and "CERTAIN TRANSACTIONS."


    Based on the Company's operating plan, management believes that the net proceeds from this Offering and anticipated cash flow from operations will be sufficient to meet the Company's anticipated cash needs and finance its plans for expansion for at least 12 months from the date of the Prospectus. Thereafter, the Company anticipates that it will require additional financing to meet its current plans of expansion. No assurance can be given of the Company's ability to obtain such financing on favorable terms, if at all. If the Company is unable to obtain additional financing, its ability to meet its current plans for expansion could be materially adversely affected.

IMPACT OF INFLATION

    Although no assurance can be given, increases in the inflation rate are not expected to materially adversely affect the Company's business.

NEW ACCOUNTING STANDARDS


    Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," issued by the Financial Accounting Standards Board ("FASB"), is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment and certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured. The Company does not expect the adoption of this standard to have a material effect on its financial position or results of operations.


    In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123. The Company will be required to disclose the pro forma net income or loss and per share amounts in the notes to the financial statements using the fair-value-based method beginning in the year ending August 31, 1997, with comparable disclosures for the year ended August 31, 1996. The Company has not determined the impact of these pro forma adjustments.


                                       22


                                 BUSINESS


     The Company, a development stage company, offers Internet access and support services for secure commercial transactions and communications over the Internet. The Company plans to offer a broad range of marketing, sales and connectivity solutions to businesses and, to a lesser extent, to individuals, including establishing (i) a commercial Web site domain, (ii) electronic store design, (iii) browsing and purchasing capabilities, and (iv) transaction processing. The Company will also provide general Internet services, such as connectivity to the Internet and electronic mail hosting services. The Company also resells SBT, a prepackaged accounting software program. By offering turnkey solutions to commercial Internet needs, the Company plans to become a "one-stop provider" of Internet products and services to businesses seeking to establish a commercial presence over the Internet. In addition to the Company's array of Internet services generally offered by providers, the Company plans to offer customers the ability to engage in secure PC to PC Internet commerce transactions, utilizing software applications for business transactions that contain credit card or other confidential information, and for confidential communications purposes.


    The Company's comprehensive service and support capabilities include the following:

    * Internet access and host services.

    * Internet business development and marketing services.

    * Internet secure commerce processing.

    * Internet hardware and software.

    * Internet training.

    The range of customized service options include full Internet access service, SLIP/PPP connection, Web browsing capability, electronic mail and USENET News, among others.

    The Company's Internet business development and marketing services also provide commercial users with a back-end link from the user's Internet host site to major accounting systems, including SBT, and business management support for integrating secure Internet commerce into the user's existing accounting financial systems. In addition, a turn-key arrangement is available to meet the needs of individual users, along with sales and marketing consulting to implement Internet commerce capability. The Company further offers businesses support in the development and maintenance of a Web host presence and assists clients in marketing and selling through the Internet. The Company also offers training classes for business users in accessing and navigating through the Internet, which classes are tailored to each user's environment, including support for Windows, Windows 95, Windows NT and Macintosh client access.

INDUSTRY BACKGROUND

THE INTERNET

    The Internet is a rapidly growing global web of computer networks that permits users to communicate throughout the world. Each Internet user has access to every other user, as well as information contained on an increasing number of "host" or "server" computers. Host computers are generally maintained by Internet service providers ("ISPs"), such as the Company, that provide access to the Internet.

    According to Input, a market research firm, it is estimated that worldwide corporate spending on Internet technologies and services more than tripled between 1994 and 1995, reaching approximately $12 billion in 1995. By the year 2000, Input projects total spending to reach $200 billion. The Internet and the Web provide users with the potential for a new commercial marketplace in which goods, services and information can be marketed and sold, and over which other financial transactions can occur. Although no assurances can be given, the Company believes that the use of the Internet as a commercial medium will become more widespread with the continued development and acceptance of systems providing secure execution of financial transactions.


                                       23




    Until 1993, the Internet infrastructure was subsidized by the federal government and commercial use was, for the most part, prohibited. The connection of commercial Internet providers beginning in 1993 has lead to an increase in the use of the Internet of nearly 20% per month compounded since December 1994. Most of the growth in the number of commercial hosts is driven by the need of businesses to enhance communications among workers, customers and suppliers while cutting costs. The communications links of the Internet allow businesses to make information and communications available to employees, customers and suppliers with minimal human involvement. Industry data indicates that consumer use of the Internet is also growing at a rapid rate. Consumer use of the Internet is being driven by the growth of ISP's and on-line service providers, such as America Online, CompuServe and Prodigy, which are expanding their offerings to include Internet access. In addition, national and regional telephone companies and cable television operators are expanding their services to include Internet access.

ACCESS TO THE INTERNET

    Unlike on-line services such as CompuServe, Prodigy and America Online, the Internet is a loose confederation of millions of computers located worldwide. When a user dials into an on-line service provider such as Prodigy, he or she calls a modem connected to a central computer owned by Prodigy. The subject areas and user interface that appear on the user's computer monitor are determined by the service, which may also include Internet access as a component of the overall service provided. Direct Internet access involves two steps, accessing the Internet and connecting to one of the millions of machines attached. AT&T and other telecommunications companies have begun to offer Internet access and related services.

     Once connected to the Internet, a computer has an address, much like a telephone number, that makes it accessible to millions of other computers. Unlike long-distance telephone calls, connections to services on the Internet are not determined based on distance; instead, the connection cost is based on the proximity of the user to its ISP, which in most cases is located close to the user. Therefore, it often costs the same to access a computer on the other side of the world as to access a computer across town. In addition, an Internet user can move from communicating with one computer across the world to another across town almost instantly.

     The Internet is not controlled by any one country, corporation or other entity. However, several major companies have become the major providers for the communications that link the network together in the United States. The companies that carry much of the commercial traffic on the Internet include AT&T Corporation, Alternet, PSI, SprintLink, and ANS. The national providers act primarily as wholesalers of their communications infrastructure to regional ISPs. Regional providers establish satellite offices to provide local access dial-up connections for their customers. These local dial-up connections connect end users to a local point of presence (a "POP") established by the regional provider to access the Internet. The end-user connects to the Internet through the local POP.

THE WORLD WIDE WEB

     The Web is a world wide collection of interlinked documents on the Internet containing text, graphics, sound and video. The emergence of the Web has fostered the recent rapid growth in Internet use by businesses and individuals. International Data Corporation has estimated that the number of individuals worldwide with access to the Internet will reach approximately 200 million by the end of 1999, of which 125 million are expected to be accessing the Web. The Web allows a broad range of users to easily access information on the Internet and interact with individuals or organizations offering textual, graphic or other information.

    Utilizing the Web, merchants are able to provide full color graphic images of their merchandise, up-to-the-minute pricing and inventory information, automated order-taking and interactive customer support. Publishers and information providers are using the Web to disseminate publications and information to allow users to search and retrieve data. Consumers are increasingly using browsers, such as Netscape Navigator(tm), to visit various Web sites to access information and to purchase goods and services.


                                       24




ELECTRONIC COMMERCE OVER THE INTERNET

    The Internet provides businesses and individuals with a new economic environment in which to conduct business. The availability of rapid, low-cost access to millions of users offers several cost and marketing advantages to businesses. For example, commercial Web sites enable a volume of visitors that would be impossible through physical commerce. In addition, Internet merchants' need for physical store premises, warehouses and distribution centers is greatly reduced and in some cases eliminated by allowing shipment directly from the manufacturer to the consumer. Internet communications may also reduce the cost of advertising and marketing as access to electronic media spreads to compete with print and traditional broadcast media. The overall costs to the consumer may be reduced in the future by the marketing and distribution efficiencies made possible by conducting commerce over the Internet. Although no assurance can be given, the Company believes that commercial activity over the Internet will increase substantially in the future.

SEAMLESS COMMERCE(tm) OVER THE WORLD WIDE WEB

    The Company plans to provide complete Internet start-up and maintenance services for businesses that wish to conduct commerce over the Internet. The Company offers its services separately, so that customers may elect to use some or all of the Company's capabilities to achieve "Seamless Commerce(tm)." The Company's services can be categorized as follows:

INTERNET CONNECTIVITY

    The Company provides access to the Internet by establishing a connection from its customers to one of the Company's points of presence, or POPs, which are strategically located communications centers that connect directly to the Internet. The Company currently operates two POPs, one at its main office in Saugus, Massachusetts, and one in Salem, Massachusetts. The Company plans to use a portion of the proceeds from this Offering to establish several other POPs in New England. Links from the Company's customers to the Company's POPs may be made through regular or upgraded telephone lines or through other high-capacity links that can accommodate heavier user traffic. For its connectivity service, the Company anticipates it will charge customers a one time set up fee in addition to a monthly fee that will vary depending on the type of connection from the customer to the POP.

    As part of its Internet access services, the Company establishes electronic mail ("e-mail") addresses for its customers. E-mail allows Internet users to communicate electronically with other Internet users around the world. The Company has also established e-mail services that allow for communication within an organization through the Company's host computer, without access to the Internet. The Company provides "intranet" e-mail to businesses and other organizations seeking to accommodate convenient intracompany communications at a reduced cost.

CONSULTING AND DEVELOPMENT SERVICES

    The Company plans to design, develop and manage Web sites for its business customers. Web sites may contain graphic design, text, video and audio components. The Web sites designed by the Company for its customers contain order forms to receive orders for customers products and services. To date, the Company has designed six Web sites, of which four were for related parties. See "CERTAIN TRANSACTIONS."

    As part of its consulting and development services, the Company may design and install networks at customers' facilities to access and download information from the Company's server to the customers' computers. This information may be organized by the Company in accordance with customer specifications to include information such as total visits, visits per hour, visits per geographic location, links viewed, comments provided, total orders received and orders per hour. For some customers, the Company may also provide complete back room support services. These services would include inventory control and purchasing, order and delivery tracking and other services.


                                       25




COMMERCIAL HOST SERVICES


     The Company believes that its commercial host services will allow businesses to establish a reliable, high performance Web site without having to invest in the technology and human components necessary to maintain an on-line presence. The maintenance of a Web site by the Company includes the use of sufficient storage capacity on the Company's server computer to accommodate visits, or "hits," by Internet users to a customer's Web site. Web sites may vary in popularity and complexity, requiring different degrees of storage capacity. Web sites allow for user comments and order taking and may contain a number of links to other Web sites either at the Company's server or at different locations. The Company can identify and track the number of "hits" to a Web site, as well as, in most cases, the e-mail address of the visitor. The Company may charge for the maintenance and use of this information.

    Commercial host services will also include the provision of technical support and access management control, the latter of which allows for the restriction of access to certain information. For example, by providing a special access code to certain customers, companies can permit someone to review information on the status of an order, proposed delivery dates, or price lists over the Internet without human involvement. Management of the Company believes that this can be an attractive feature to customers of manufacturers, fulfillment houses and others.


ORDER PROCESSING

    One of the services the Company plans to offer includes receiving and processing orders for its customers with a minimum level of human involvement. Processing orders over the Internet involves the following:


       Automatically download order form. The Company has designed links within customers' Web sites that contain order forms. When a user visits the link containing such forms, software can automatically be downloaded to the user's personal computer to accept an order and encrypt the credit card information of the user. Once the user completes the requested information, the user may send the order information to the Company's server through the press of a button on the user's computer. The user may also elect to complete  the  order  orally  over  the  telephone.  See  "RISK  FACTORS  --
    Dependence on Third Party Intellectual Property Rights; Risk of Infringement" and "RISK FACTORS -- System Interruption and Security Risks; Potential Liability and Lack of Insurance."

       Clear credit card information. The Company's computers can automatically decrypt the user's credit card information from the order form. The credit card information is then checked and cleared over traditional networks.

       Fulfillment. Once credit is cleared, the order information may be transmitted automatically to the customer or the customer's fulfillment house. The order information may include (i) a "pick list," which contains a list of the merchandise ordered, (ii) a manifest for shipping, (iii) a shipping label, and (iv) an order identification tag.


       Transfer of funds. The Company will electronically transfer funds it receives from the credit card company to its customer.

       Order tracking. Order tracking and delivery may be monitored through the order identification tag transmitted to the customer or its fulfillment house. In addition, most delivery services now also have their own tracking systems, allowing for order tracking from the moment the order is received by the Company through fulfillment to final delivery.

INTERNET TRAINING

    The Company provides Internet training at its facility in Saugus, Massachusetts to teach and promote use of the Internet. The Company's classes are all hands-on, with students learning by actually using the Internet during the session, which generally lasts for four hours.


                                       26




SELLING AND MARKETING

    The Company has conducted limited selling and marketing efforts to date. The Company primarily markets its services through presentations to local business organizations, advertising and, to a lesser degree, attendance at trade shows. The Company plans to use a portion of the net proceeds from the Offering to increase its selling and marketing activities by hiring an additional ten sales people, purchasing additional demonstration equipment and attending additional trade shows and advertising on radio and television. See "USE OF PROCEEDS."

RESEARCH AND DEVELOPMENT

    The Company's research and development efforts are presently focused on programming off-the- shelf software to refine and enhance Web site templates. The Company is developing Web site templates for distribution companies, manufacturers and service providers. Templates will be customized by the Company for individual customers. In addition, the Company plans to install, test and enhance business development software licensed from third parties to automate order processing and business support services for the Company's customers. The Company intends to use a portion of the net proceeds from the Offering to hire additional programmers to support its research and development activities. See "USE OF PROCEEDS."

    In March 1996, the Company acquired an exclusive worldwide license from Manadarin Trading Company Limited ("MTCL") to develop and market three software programs related to the management of data collection and processing from remote sites. The Company presently intends to further develop these programs. In connection with the license, the Company issued 625,000 shares of Class B Common Stock to the licensor. See "DESCRIPTION OF SECURITIES."


    In April 1996, the Company entered into an exclusive, ten year agreement with International Software Development Limited ("ISDL") pursuant to which the Company licensed the right to use and sublicense an encryption software program called Titan(tm). In exchange for the license, the Company issued 802,500 shares of Common Stock to ISDL. The Company intends to further test and develop Titan(tm) to determine whether Titan(tm) would be able to withstand attempts to violate its integrity. No assurance can be given as to whether Titan(tm) will be commercially offered by the Company. Neither the Company nor any of its officers or directors have any affiliation with ISDL, other than that ISDL is a principal stockholder of the Company. See "RISK FACTORS -- Dependence on Intellectual Property Rights; Risks of Infringement" and "Principal and Selling Stockholders."


PROPRIETARY INFORMATION

The  Company's  success  and  ability  to  compete  is  dependent  in part  upon proprietary technology relating to the encryption of credit card payment information over the Internet. The Company has no patents and relies on copyright, trade secret and trademark laws to protect certain proprietary information of the Company. To the extent proprietary technology is involved, the Company relies on trade secrets that it seeks to protect, in part, through confidentiality agreements with certain personnel, consultants and other parties. No assurance can be given that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known to, or independently developed by, existing or potential competitors of the Company. The Company generally does not seek to protect its proprietary information through patents or registered trademarks, although it may seek to do so in the future. The Company may be involved from time to time in litigation to determine the enforceability, scope and validity of its rights. In addition, no assurance can be given that the Company's products will not infringe any patents of others. Litigation to protect the Company's intellectual property rights could result in substantial cost to the Company and diversion of effort by the Company's management and technical personnel.

    The Company currently licenses certain proprietary and patented technology from third parties. No assurance can be given that any patented technology licensed by the Company will provide meaningful protection from competitors. Even if a competitor's products were to infringe on patented technology licensed by the Company, it would be costly for the Company to enforce its rights in an infringement action and would divert funds and management resources from the Company's operations.


                                       27




    All of the Company's planned services incorporating data encryption and authentication is based on proprietary software of RSA Data Security, which is licensed, on a non-exclusive basis, through SBT Corporation. The Company has licensed the rights to another encryption technology called Titan(tm). No assurance can be given as to when, or if, the Titan(tm) encryption technology will be ready for commercial use by the Company. Until such time as Titan(tm) may be used by the Company, as to which no assurance can be given, the Company intends to continue to use the RSA encryption software licensed through SBT. No assurance can be given that the encryption software presently licensed by the Company will continue to be available to the Company on commercially reasonable terms, or at all. In the past, certain parties have claimed to have rights with respect to the encryption software licensed by the Company. If such claims are successfully pursued by such parties, such parties may prevent the Company from using the software or, in the alternative, may force the Company to pay an additional royalty to use such software.

    The Company also licenses, on a non-exclusive basis, accounting and business support software from SBT. No assurance can be given that the Company's third party licenses will continue to be available to the Company on commercially reasonable terms, or at all. The loss of or inability to maintain any of these software licenses could result in delays in introduction of the Company's services until equivalent software, if available, is identified, licensed and integrated into the Company's planned services, which could have a material adverse effect on the Company's business, financial condition, prospects or operating results. See "RISK FACTORS -- Dependence on Intellectual Property Rights; Risks of Infringement" and "RISK FACTORS -- Dependence on Third-Party Intellectual Property Rights."

COMPETITION

    The market for Internet-based software and services is new and rapidly evolving, resulting in a dynamic competitive environment. The Company competes with many companies that have substantially greater financial, marketing, technical and human resources than the Company. In addition, there are many companies that may enter the market in the future with new technologies, products and services that may be competitive with services offered or to be offered by the Company. Because there are many potential entrants to the field, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing product or service is competitive with the Company's services. The Company expects competition to persist and intensify in the future.

    Competitive factors in the Internet-based software and services market include core technology, breadth of product functionality and features, product performance and quality, marketing and distribution resources, customer service and support and price. Additional competition could come from other Internet companies and software and hardware vendors that incorporate Internet payment capabilities into their products or other Internet services companies that provide hosting, connectivity, Internet training and domain registration services. The payment mechanisms used by the Company in the provision of its services utilize existing credit card verification procedures. Certain of the Company's competitors and potential competitors have developed or are developing new methods to transmit, verify and accept credit card payments over the Internet. In this regard, MasterCard and Visa recently announced that they would work together to establish a single industry standard for secure electronic transactions. These and other potential new payment mechanisms may be perceived to be superior to those employed by the Company and could render the Company's services unmarketable. In addition, if an industry standard is established, no assurance can be given that the technology upon which such standard is based will be available to the Company on commercially reasonable terms, or at all, which could have a material adverse effect on the Company's business, financial condition, prospects and operating results.

    Virtually all of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to


                                       28





potential customers. In addition, many of the Company's current or potential competitors, such as Netscape, Microsoft and AT&T have broad distribution channels that may be used to bundle competing products directly to end-users or purchasers. If such competitors were to bundle competing products for their customers, the demand for the Company's services may be substantially reduced, and the ability of the Company to broaden successfully the utilization of its services would be substantially diminished. No assurance can be given that the Company will be able to compete effectively with current or future competitors or that such competition will not have a material adverse effect on the Company's business, financial condition, prospects or operating results.

PERSONNEL


As of August 31, 1996, the Company had 24 full-time personnel that were leased from ERI, of which three were executive officers (one of which is also involved with sales and marketing), eight were involved with sales and marketing functions, six were involved with research and product development, three were involved with administration and four were involved with operations and customer support.


    None of the Company's personnel is represented by a labor union, and the Company is not aware of any activities seeking such organization. The Company considers its relationships with its personnel to be satisfactory.

FACILITIES



    The Company's principal executive offices and operations are based in a facility located in Saugus, Massachusetts that consists of approximately 20,000 square feet of space. The Company currently pays rent in the amount of approximately $17,000 per month, $4,591 of which is paid pursuant to a lease with the Anstram Complex Realty Trust that expires in August 2000, and the balance is paid on a month-to-month basis. The Company subleases approximately 2,000 square feet of this space on a month-to-month basis.



    The Company believes that its facilities are adequate for its current needs and that adequate facilities for expansion, if required, are available at competitive rates.

LEGAL PROCEEDINGS

    The Company is not a party to any material pending litigation.


                                       29



                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The Directors and executive officers and key personnel of the Company, their positions held with the Company and their ages are as follows:

                  NAME                        AGE                        POSITION
                  ----                        ---                        --------
Carroll M. Lowenstein ...................      67      Chairman of the Board of Directors
Robert Kuzara ...........................      52      President, Chief Executive Officer, Secretary
                                                         and Director
Carole Ouellette ........................      45      Chief Financial Officer, Treasurer and
                                                         Director
William Blocher .........................      42      Chief Technology Officer
Michael Appe ............................      45      Director

    Directors are elected each year for a period of one year at the Company's annual meeting of stockholders and serve until their successors are duly elected by the stockholders. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of directors then in office. Officers are elected by, and serve at the pleasure of, the Board of Directors. The Board of Directors intends to establish Audit and Compensation Committees following the completion of this Offering.

    The following is a brief summary of the background of each director and executive officer of the Company:


    CARROLL M. LOWENSTEIN has served as Chairman of the Board of Directors since November, 1996. Since 1985, Mr. Lowenstein has functioned as a business and financial consultant and served as a Director on the boards of numerous small companies. He presently is a director of Cauldron Corporation and Ocaul Corp., two privately-held companies. Mr. Lowenstein holds an AB degree from Harvard College.


    ROBERT KUZARA has served as President, Chief Executive Officer and a Director of the Company since its inception in July 1995. From 1978 to the present, Mr. Kuzara has also served as a principal of Kuzara Consultants, Inc., a financial consulting firm specializing in the rehabilitation of troubled companies. Mr. Kuzara is also a principal of the Center for Business Planning Limited, a provider of business support services for small businesses, Employee Resources, Inc., an employee leasing company, and Cauldron Corporation, a t-shirt screening and distribution company. From March 1994 through November 1995, Mr. Kuzara served on the Board of Directors of Centennial Technologies, Inc., a publicly traded manufacturer of personal computer cards.

    CAROLE OUELLETTE has served as the Company's Chief Financial Officer and Treasurer since March 1996 and as a Director since May 1996. From March 1991 through February 1996, Ms. Ouellette served as the Controller at Centennial Technologies, Inc., a publicly traded manufacturer of personal computer cards. Ms. Ouellette holds a Masters of Business Administration from Suffolk University School of Management.

     WILLIAM K. BLOCHER, PH.D. has served as the Company's Chief Technology Officer since January 1996. From 1990 to June 1995, Dr. Blocher served as the President and Chief Technologist of BBC Computers, Inc. Since July 1995, Dr. Blocher has also served as Chief Technologist of Presage Corporation, a communications company. Dr. Blocher also serves on the teaching staff of Boston University and Harvard University. As part of his employment agreement with the Company, Mr. Blocher has agreed to devote a minimum of 40 hours per week to the business of the Company. Dr. Blocher has a Ph.D. in computer science from Boston University and a Masters in Mathematics from Boston University.


                                       30




    MICHAEL APPE has served as a Director of the Company since May 1996. Since November 1994, Mr. Appe has been an independent marketing consultant. From July 1987 through November 1994, he served in various capacities at Microsoft, most recently as Vice President of U.S. Sales. Mr. Appe earned a Bachelors of Science in Mathematics from the University of Vermont.

EXECUTIVE OFFICERS' COMPENSATION

     All of the Company's personnel are leased from ERI, an employee leasing company. Under the Company's arrangement with ERI, the Company pays ERI a service fee based on employee salary, state and federal taxes, and health benefits offered. ERI administers the Company's payroll and benefit policies. See "CERTAIN TRANSACTIONS."

     The following table sets forth the compensation paid to Mr. Robert Kuzara, the Company's President and Chief Executive Officer, through ERI, during the period from inception through May 31, 1996. There were no executive officers of the Company who earned total compensation in excess of $100,000 during this period.

                           SUMMARY COMPENSATION TABLE


                                                       ANNUAL COMPENSATION
                                                       -------------------
                NAME AND                                                         ALL OTHER
           PRINCIPAL POSITION               YEAR(1)      SALARY     BONUS    COMPENSATION(2)
                   (A)                         (B)        (C)        (D)            (I)
------------------------------------        -------      ------     -----    ---------------
Robert Kuzara, President and Chief
  Executive Officer ...................       1996      $132,000      $0          $7,500




(1) For the period from inception (July 19, 1995) to August 31, 1996.

(2)  Mr. Kuzara received a monthly car allowance of $1,000 per month from August
     1995 through May 1996.


EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS


     In April 1996, the Company entered into an employment and non-competition agreement with Mr. Kuzara, the Company's President and Chief Executive Officer, that expires on April 4, 1999 (the "Kuzara Employment Agreement"). The Kuzara Employment Agreement provides for a salary of $150,000 per annum ("Base Salary") plus annual bonuses following the Company's initial public offering based on increases in the market price of the Company's Common Stock. Mr. Kuzara is also entitled to receive benefits offered to the Company's personnel generally as well as a lump sum payment equal to the Base Salary due during the remainder of the contract term if: (i) the Company or a substantial portion of the Company is acquired without his consent; (ii) his employment is terminated without cause (as defined below); (iii) his salary is reduced without his consent or (iv) there is a change in his principal place of employment from the greater Boston, Massachusetts area without his consent. The Kuzara Employment Agreement provides that "cause" includes (i) the failure of Mr. Kuzara to substantially perform the services described in his employment agreement; (ii) conviction of a felony; and
(iii) fraud or embezzlement involving the Company, its customers, suppliers or affiliates. The Kuzara Employment Agreement contains a provision prohibiting Mr. Kuzara from competing with the Company for a one-year period following termination of his employment. Mr. Kuzara also received options to purchase 200,000 shares of Common Stock of the Company at $4.00 per share in connection with his employment with the Company.


    In May 1996, the Company entered into an employment and non-competition agreement with Ms. Ouellette, the Company's Chief Financial Officer, that expires on May 1, 1999 (the "Ouellette Employment Agreement"). The Ouellette Employment Agreement provides for an annual salary of $85,000 plus bonuses as may be determined by the Company's Board of Directors. Ms. Ouellette is entitled to receive benefits offered to other executive officers of the Company as well as severance


                                       31




benefits equal to 150% of her monthly base salary then in effect for a period of six months from the date of termination, if: (i) the Company or a substantial portion of the Company is acquired without the Board of Directors' approval;
(ii) her employment is terminated without cause (as defined below); (iii) her salary is reduced without her consent or (iv) there is a change in her principal place of employment from the greater Boston, Massachusetts area without her consent. The Ouellette Employment Agreement provides that "cause" includes (i) the material and repetitive failure or refusal to perform the services described in her employment agreement; (ii) conviction of a felony; and (iii) fraud or embezzlement involving the Company, its customers, suppliers or affiliates. The Ouellette Employment Agreement contains a provision prohibiting Ms. Ouellette from competing with the Company for a one-year period following termination of employment.


    In October 1996, the Company entered into an employment and non-competition agreement with Mr. Blocher, the Company's Chief Technical Officer, that expires on October 1, 1999 (the "Blocher Employment Agreement"). The Blocher Employment Agreement provides for an annual salary of $102,000 plus bonuses as may be determined by the Company's Board of Directors. Mr. Blocher is entitled to receive benefits offered to other executive officers of the Company as well as severance benefits equal to 150% of his monthly base salary then in effect for a period of six months from the date of termination, if: (i) the Company or a substantial portion of the Company is acquired without the Board of Directors' approval; (ii) his employment is terminated without cause (as defined below);
(iii) his salary is reduced without his consent; (iv) there is a change in his principal place of employment from the greater Boston, Massachusetts area without his consent or (v) his employment agreement is not renewed wihout his consent. The Blocher Employment Agreement provides that "cause" includes (i) the material and repetitive failure or refusal to perform the services described in his employment agreement; (ii) conviction of a felony; and (iii) fraud or embezzlement involving the Company, its customers, suppliers or affiliates. The Blocher Employment Agreement contains a provision prohibiting Mr. Blocher from competing with the Company for a six-month period following termination of employment.


COMPENSATION OF DIRECTORS

    The Directors of the Company received no compensation for their services as Directors during 1995. Following this Offering, each of the non-management Directors will receive a fee of $2,000 per year plus travel expenses. Non-employee Directors also participate in the Company's Formula Plan.

LIMITATION ON OFFICERS' AND DIRECTORS' LIABILITIES

    Pursuant to the Company's Certificate of Incorporation and under Delaware law, Directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for dividend payments or stock repurchases in violation of Delaware law or for any transaction in which a Director has derived an improper personal benefit.

     In addition, the Company's Bylaws include provisions to indemnify its officers and Directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, Directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, lawfully or in the best interests of the Company. With respect to matters to which the Company's officers, Directors, personnel, agents or other representatives are determined to be liable for misconduct or negligence in the performance of their duties, the Company's Bylaws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner not opposed to the best interests of the Company.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers, underwriters and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                       32





STOCK OPTION PLANS

   1996 STOCK OPTION PLAN

    In February 1996, the Board of Directors and stockholders of the Company adopted the Plan, which provides for the grant to employees, officers, Directors, and consultants of options to purchase up to 800,000 shares of Common Stock, consisting of both "incentive stock options" within the meaning of
Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified options. Incentive stock options are issuable only to employees of the Company, while non-qualified options may be issued to non-employee Directors, consultants, and others, as well as to employees of the Company.

    The per share exercise price of the Common Stock subject to any incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of the Common Stock that first becomes exercisable by any employee in any one calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of any incentive stock option to him or her, more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") shall be eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant.

    No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination. No similar limitation applies to non-qualified options.

    Options under the Plan must be granted within 10 years from the effective date of the Plan. The incentive stock options granted under the Plan cannot be exercised more than 10 years from the date of grant except that incentive stock options issued to a 10% Stockholder are limited to five year terms. All options granted under the Plan provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his or her stock options with no additional investment other than his or her original shares.


    Any unexercised options that expire or that terminate upon an employee ceasing to be employed with the Company become available once again for issuance. As of the date of this Prospectus, options to purchase 339,600 shares of Common Stock have been granted under the Plan, including to the following officers and Directors of the Company:

                                                                 EXERCISE
                                                    NUMBER OF     PRICE     EXPIRATION
                  NAME AND TITLE                     OPTIONS    PER SHARE      DATE
                  --------------                     -------    ---------   ----------


Robert Kuzara....................................    200,000      $4.00       4/01/01
  President and Chief Executive Officer
Carole Ouellette.................................     17,500      $4.00       4/01/01
  Chief Financial Officer
William Blocher..................................     50,000      $4.00       2/12/01
  Chief Technical Officer



                                       33





1996 FORMULA STOCK OPTION PLAN

     In February 1996, the Company's Board of Directors and stockholders adopted the Formula Plan to incentivize non-employee Directors who will administer the Company's discretionary stock option plans. Under the Formula Plan, options will be granted pursuant to a formula that determines the timing, pricing and amount of the option awards using only objective criteria, without discretion on the part of the administrators of the Formula Plan. The Formula Plan provides that its provisions may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Also, any provision for forfeiture or termination of an option award will be specific and objective, rather than general, subjective or discretionary.

     Options to purchase up to sixty thousand (60,000) shares of Common Stock may be granted under the Formula Plan.

     Beginning on June 1, 1996, and annually thereafter on the business day immediately following the Company's annual meeting of stockholders, options shall be granted under the Formula Plan, without approval or discretion on the part of the Board, to non-employee Directors as follows: Each non-employee Director who has not been a Director on such date for at least one year will receive options to purchase five thousand (5,000) shares of common stock, which will vest fully one year thereafter, subject to continued service as a Director of the Company. Each non-employee Director who has been a Director of the Company for at least one year as of such date will receive options to purchase one thousand (1,000) shares of common stock, which will vest fully upon the date of the grant.

     The exercise price of such options will be the fair market value of the shares of stock on the date of the grant, and said options will be exercisable subject to the Directors' continued service as a Director of the Company on such date.

     No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event that the optionee ceases to be a Director for any reason other than death, the option will be exercisable only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation; provided that upon any such cessation of service, the remaining rights to purchase shall in any event terminate upon the expiration of the original term of the option.

     Upon termination of service as a Director by reason of death, the Director's options remain exercisable until the expiration of the original term of the options. However, any such exercise is limited to the purchase rights that have accrued as of the date when the optionee ceased to be a Director whether by death or otherwise.

     Options under the Formula Plan must be granted within ten years from the effective date of the Formula Plan. The options granted under the Formula Plan cannot be exercised more than ten years from the date of grant.

     Under the Formula Plan, the number of options that will be granted to the eligible recipients (only non-employee Directors) can be determined; however, the exercise price of such options cannot be determined, as the exercise price will be that which is equal to the fair market value of the Company's Common Stock on the date of each grant.


     As of the date of this Prospectus, options to purchase up to 10,000 shares of Common Stock have been granted under the Formula Plan to Mr. Appe (5,000) and Mr. Lowenstein (5,000).


                                       34


                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth, as of the date of this Prospectus, the ownership of the Common Stock by (i) each person who is known by the Company to own of record or beneficially more than five percent (5%) of the Common Stock,
(ii) each of the Company's Directors and executive officers, and (iii) all Directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.



                                                                            PERCENTAGE OF CLASS(1)
                                                                            ----------------------
                                                              NUMBER OF
                                                               SHARES
                                                            BENEFICIALLY    BEFORE        AFTER
         NAME AND ADDRESS OF BENEFICIAL OWNER(2)                OWNED      OFFERING    OFFERING(3)
         ---------------------------------------            ------------   --------    -----------
International Software Development Limited ...............     802,500       17.4%         14.3%
Centennial Technologies, Inc.(4) .........................     488,750       10.6           8.7
Robert Kuzara(5) .........................................     180,000        3.9           3.2
Michael Appe(6) ..........................................      60,000        1.3           1.1
Carroll Lowenstein(7) ....................................           0          0             0
Carole Ouellette(8) ......................................           0          0             0
All Officers and Directors as a
  Group(1)(3)(5)(6)(7)(8)(9) .............................     240,000        5.2           4.3



___________




(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage ownership listed also gives effect to the issuance of 2,500,000 shares of Common Stock as of the date of this Prospectus upon the conversion of 625,000 shares of Class B Common Stock, which results in 4,605,000 and 5,605,000 shares of Common Stock outstanding before and after the Offering, respectively.


(2) The address for all of these individuals except Centennial Technologies, Inc. and International Software Development limited is WebSecure, Inc., 1711 Broadway, Saugus, Massachusetts 01906. The address for Centennial Technologies, Inc. is 37 Manning Road, Billerica, Massachusetts 01821. The address for International Software Development Limited is P.O. Box 617, St. Helier, Jersey JE49NU, Channel Islands.


(3) Unless specified otherwise in the notes below, excludes shares of Common Stock issuable upon the exercise of: (i) the Redeemable Warrants; (ii) the Representatives' Warrant; (iii) Redeemable Warrants subject to the overallotment option and the Representatives' Warrant and (iv) up to 860,000 options which have been or may be granted under the Plan and the Formula Plan. See "MANAGEMENT -- Stock Option Plans," and "UNDERWRITING."

(4) If the Underwriters' overallotment option is exercised in full, Centennial Technologies, Inc. ("Centennial") will sell to the Underwriters 150,000 shares of Common Stock, in which event Centennial will beneficially own approximately 5.9% after the Offering. John J. Shields, the Chairman of the Board of Directors of the Company, has been a Director of Centennial since April 1996. See "CERTAIN TRANSACTIONS."


(5) Does not include 200,000 shares of Common Stock issuable upon exercise of stock options at an exercise price of $4.00 per share that vest beginning in April 1997.


(6) Does not include 5,000 shares of Common Stock issuable to Mr. Appe upon exercise of stock options that vest in May 1997 at an exercise price of $4.00 per share.


(7) Does not include 5,000 shares of Common Stock issuable upon exercise of stock options that vest in November 1997 at an exercise price of $4.00.


(8) Does not include 17,500 shares of Common Stock issuable upon exercise of stock options at an exercise price of $4.00 per share that vest beginning in April 1997.

(9) Does not include options to purchase 50,000 shares of Common Stock at $4.00 per share issuable upon exercise of stock options held by Mr.
     Blocher that vest beginning in April 1997.



                                       35




                              CERTAIN TRANSACTIONS


     The Company has provided and continues to provide Internet access, Web site development and management and other services to Centennial Technologies, Inc. ("Centennial"), ERI and Cauldron Corp. ERI is and Cauldron Corp. was, until July 1996, owned by Mr. Kuzara, the Company's President and Chief Executive Officer and a member of the Board of Directors. Until October 1996, the Company's services had been provided at no cost in exchange for such companies agreeing to serve as test sites for the Company's services during its development stage. The Company currently charges these companies fees at the Company's standard rates. Centennial purchased 350,000 shares of the Company's Common Stock in October 1995 in exchange for $10,000 and the guaranty of certain lease obligations of the Company. In April 1996, Centennial purchased 138,750 shares of Common Stock for $555,000 in connection with a private placement conducted by the Company, in which it raised $2,000,000 from Centennial and unaffiliated investors.

     Centennial has, from time to time, made loans to the Company for general operations. The loans are evidenced by promissory notes that bear interest at the rate of 9.0% per annum and are due on demand. As of October 22, 1996, approximately $700,000 remained outstanding under these loans. The Company intends to repay this amount with a portion of the proceeds from this Offering. In addition, in September 1996, Centennial agreed to guaranty certain additional lease obligations of the Company relating to the acquisition of capital equipment. The Company also purchased $371,500 of computer equipment from Centennial during 1996. See "Use of Proceeds".


    Mr. Kuzara served as a Director of Centennial from April 1994 through November 1995. Prior to this Offering and the conversion of the Class B Common Stock, Centennial owns approximately 23% of the Company's outstanding Common Stock. If the Underwriters' overallotment option is exercised, Centennial will sell up to 150,000 shares of its Common Stock in connection with this Offering. See "RISK FACTORS - Benefit to Affiliates" and "PRINCIPAL STOCKHOLDERS."


    All of the Company's employees are leased by ERI, an employee leasing firm wholly owned by Mr. Kuzara. For the year ended August 31, 1996, approximately $1,007,000 was billed by ERI to the Company. The Company owed ERI approximately $99,000 as of August 31, 1996 which is included in the amount due to related parties in the balance sheet within the attached financial statements. ERI and an affiliate also owed the Company approximately $46,000, which is included in the amounts due from related parties in the accompanying August 31, 1996 balance sheet within the attached financial statements. The amounts due to and due from related parties do not bear interest and are due on demand. The Company also charges ERI approximately $2,000 per month for subletting office space and equipment rental.

     The Center for Business Planning ("CBP") is a back room support company founded by Mr. Kuzara in May 1995. CBP provided services to the Company in connection with developing the Company's products. CBP charged the Company a management fee for its services. For the year ended August 31, 1996, approximately $74,000 was billed from CBP to the Company. The Company also charged CBP approximately $15,000 for subletting office space and equipment rental which was charged to operations. CBP ceased operations as of June of 1996, at which time two former CBP employees joined the Company.

     Information Capture Corporation ("ICC") is developing a data acceptance device which is being built for ERI. Mr. Kuzara owned twenty percent (20%) of the outstanding Common Stock of ICC, which he sold in August 1996. For the year ended August 31, 1996, the Company billed approximately $14,000 to ICC for the sublet of office space and equipment rental, all of which was paid as of August 31, 1996.


     The Company believes that the above arrangements were on terms at least as favorable as could be obtained from unaffiliated parties.

     Mr. Kuzara and Mr. Appe received 180,000 and 60,000 shares of Common Stock of the Company for nominal consideration in connection with the founding of the Company. See "PRINCIPAL STOCKHOLDERS."



                                       36





                            DESCRIPTION OF SECURITIES

    The following summary description of the Company's capital stock is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended.

COMMON STOCK


    The Company is authorized to issue up to 20,000,000 shares of Common Stock, $.01 par value per share. As of the date of this Prospectus, the Company had 37 stockholders of record (not including holders of Class B Common Stock).


    Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of Directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution, or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of this Offering will be, validly authorized and issued, fully paid, and nonassessable.

    Subsequent to the completion of this Offering, the current stockholders of the Company will own approximately 82% of the outstanding Common Stock (77% if the Underwriters' overallotment option is exercised in full). As a result, the current stockholders will be able to elect all of the members of the Board of Directors and control the policies and affairs of the Company.

CLASS B COMMON STOCK


    The Company is authorized to issue up to 2,000,000 shares of Class B Common Stock, $.01 par value per share. In March 1996, the Company issued 625,000 shares of Class B Common Stock to MTCL. See "BUSINESS -- Research and Development."


    Holders of Class B Common Stock are not entitled to vote on any actions to be taken by the stockholders of the Company unless expressly required by law. Holders of Class B Common Stock are entitled to receive dividends ratably with holders of unclassified shares of Common Stock when, as, and if declared by the Board of Directors out of funds legally available therefor and only after holders of unclassified shares of Common Stock have received a dividend or dividends equal to $10.00 per share. Upon the liquidation, dissolution, or winding up of the Company, holders of Class B Common Stock are entitled to share ratably in all assets of the Company up to a maximum of $1.00 per share of Class B Common Stock after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any, and after the holders of Common Stock have been paid an amount equal to $8.00 per share. Holders of Common Stock have no preemptive rights. Each share of Class B Common Stock converts automatically into four shares of Common Stock upon one of the following events: (a) the effectiveness of a firm commitment underwriting of the Company's securities for gross proceeds equal to or greater than $5,000,000, or
(b) the sale of all or substantially all of the Company's assets based on a value of the Company equal to or greater than $30,000,000. The Company's 625,000 outstanding shares of Class B Common Stock will convert automatically into 2,500,000 shares of Common Stock as of the date of this Prospectus.

REDEEMABLE WARRANTS

    The following is a brief summary of certain provisions of the Redeemable Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company and American Securities Transfer & Trust, Incorporated (the "Transfer and Warrant Agent"). A copy of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "ADDITIONAL INFORMATION."


                                       37



     Exercise Price and Terms

     Each Redeemable Warrant entitles the registered holder thereof to purchase at any time commencing ________, 1997 through _________, 1999, one share of Common Stock at a price of $9.60 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below.

     The holder of any Redeemable Warrant may exercise such Redeemable Warrant by surrendering the certificate representing the Redeemable Warrant to the Company's Transfer and Warrant Agent, with the subscription on the reverse side of such certificate properly completed and executed, together with payment of the exercise price. The Redeemable Warrants may be exercised at any time in whole or in part at the applicable exercise price commencing 90 days from the date of this Prospectus until expiration of the Redeemable Warrants on_______, 1999. No fractional shares will be issued upon the exercise of the Redeemable Warrants.

     Redemption

    Commencing 90 days from the date of this Prospectus, the Redeemable Warrants are subject to redemption at $.20 per Redeemable Warrant on 30 days' prior written notice, provided that the average high and low sales prices of the Common Stock equals or exceeds $12.00 per share during the 10 consecutive trading days ending within 20 days prior to the notice of redemption. In the event the Company exercises the right to redeem the Redeemable Warrants, such Redeemable Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Redeemable Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the warrantholder will be entitled only to the redemption price.

     Adjustments

    The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Redeemable Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications on or of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation or sale of all or substantially all of the assets of the Company in order to enable holders of Redeemable Warrants to acquire the kind and the number of shares of stock or other securities or property receivable in such event by a holder of the number of shares that might otherwise have been purchased upon the exercise of the Redeemable Warrants. No adjustments will be made unless such adjustment would require an increase or decrease of at least $.10 or more in such exercise price. No adjustment to the exercise price of the shares subject to the Redeemable Warrants will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued pursuant to exercise of the Redeemable Warrants, the Representative's Warrant, currently outstanding options or options which may be granted under the Plan or shares issued in connection with the acquisition of another business by the Company.

     Transfer, Exchange And Exercise

     The Redeemable Warrants are fully registered and may be presented to the Transfer and Warrant Agent for transfer, exchange or exercise at any time beginning 90 days after the date of this Prospectus until the close of business on _________, 1999, at which time the Redeemable Warrants become wholly void and of no value. If a market for the Redeemable Warrants develops, the holder may sell the Redeemable Warrants instead of exercising them. There can be no assurance, however, that a market for the Redeemable Warrants will develop or continue. If the Company is unable to qualify for sale in particular states its Common Stock underlying the Redeemable Warrants, holders of the Redeemable Warrants desiring to exercise the Redeemable Warrants in those states will have no choice but to either sell such Redeemable Warrants or let them expire. See "RISK FACTORS -- Requirement to Maintain Current Prospectus; Non-Registration in Certain Jurisdictions of Shares Underlying the Redeemable Warrants; Possible Redemption of Redeemable Warrants."


                                       38




    Warrantholder not a Stockholder

    The Redeemable Warrants do not confer upon holders any voting or other rights as stockholders of the Company.

PREFERRED STOCK

    The Company is authorized to issue up to 1,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights, and sinking fund provisions.

    No shares of Preferred Stock will be outstanding as of the closing of this Offering, and the Company has no present plans for the issuance thereof. The issuance of any such Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of the Board of Directors to issue Preferred Stock could discourage, delay, or prevent a takeover of the Company. See "RISK FACTORS -- Possible Issuance of Preferred Stock."

TRANSFER AGENT


    The  Company  has  appointed   First   National  Bank  of  Boston,   Boston,
Massachusetts, as Transfer and Warrant Agent for its Common Stock and Redeemable Warrants.

                                       39




                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have 5,605,000 shares of Common Stock outstanding. Of these shares, the 1,000,000 Shares offered hereby will be freely tradeable without further registration under the Securities Act.

     Up to 150,000 additional shares of Common Stock may be purchased by the Representative after the first anniversary date of this Prospectus through the exercise of the Representatives' Warrant. Any and all shares of Common Stock purchased upon exercise of the Representatives' Warrant may be freely tradeable, provided that the Company satisfies certain securities registration and qualification requirements in accordance with the terms of the Representatives' Warrant. See "UNDERWRITING."

     All of the presently outstanding 4,605,000 shares of Common Stock are "restricted securities" within the meaning of Rule 144 of the Securities Act and will not be eligible for sale in the public market in reliance upon, and in accordance with, the provisions of Rule 144 until November 1997. See "UNDERWRITING," "RISK FACTORS -- Shares Eligible For Future Sale" and "RISK FACTORS -- Sales Pursuant to Rule 144."

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, will be entitled to sell within any three-month period a number of shares beneficially owned for at least two years that does not exceed the greater of
(i) 1% of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person, and who has beneficially owned shares of Common Stock for at least three years, may sell such shares without regard to the volume, manner of sale, or notice requirements of Rule 144.

     Prior to this Offering, there has been no public market for the Company's securities. Following this Offering, the Company cannot predict the effect, if any, that sales of Common Stock pursuant to Rule 144 or otherwise, or the availability of such shares for sale, will have on the market price prevailing from time to time. Nevertheless, sales by the current stockholders of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices for the Common Stock. In addition, the availability for sale of a substantial amount of Common Stock acquired through the exercise of the Redeemable Warrants or the Representatives' Warrant could adversely affect prevailing market prices for the Common Stock. The Company's officers, Directors and holders of 5% of the outstanding shares of Common Stock, in addition to holders of shares of Common Stock issued upon conversion of the shares of Class B Common Stock have agreed not to sell the shares beneficially owned by such persons for a period of 13 months from the date of this Prospectus (except for shares of Common Stock that are subject to the Underwriters' overallotment option) without the Representatives' written consent. In addition, the Company has agreed that it will not issue any shares of Common Stock for a period of 13 months following the date of this Prospectus without the Representatives' written consent, except for shares of Common Stock issuable upon exercise of stock options that have been or may be granted under the Plan and the Formula Plan.


                                       40




                                  UNDERWRITING

     The underwriters named below (the "Underwriters"), for whom Coburn & Meredith, Inc. and Shamrock Partners, Ltd. are acting as Representatives, have severally agreed, subject to the terms and conditions of the Underwriting
Agreement (the form of which has been filed as an exhibit to the Registration Statement), to purchase from the Company the respective numbers of Shares and Redeemable Warrants set forth opposite their names in the table below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters shall be obligated to purchase all of the Shares and Redeemable Warrants, if any are purchased.


                                                                       NUMBER OF
                                                           NUMBER OF  REDEEMABLE
                         NAME                               SHARES      WARRANTS
                         ----                              ---------   ---------
Coburn & Meredith, Inc. ..........................
Shamrock Partners, Ltd. ..........................         ---------   ---------
                                                           1,000,000   1,000,000
                                                           =========   =========

     Through the Representatives, the several Underwriters have advised the Company that they propose to offer the Shares and Redeemable Warrants to the public at the public offering prices set forth on the cover of this Prospectus. The Representatives have advised the Company that they may allow certain dealers concessions of not in excess of $.____per share of Common Stock and $____ per Redeemable Warrant, of which a sum not in excess of $.____per share of Common Stock and $____ per Redeemable Warrant may in turn be reallowed by such dealers to other dealers. After the issuance of the Shares and the Redeemable Warrants, the public offering prices, the concessions and the reallowances may be changed. The Representatives have further advised the Company that they do not expect sales to discretionary accounts to exceed five percent of the total number of Shares and Redeemable Warrants offered hereby.

    The Selling Stockholder has granted an option to the Underwriters, exercisable during the 30-day period following the effective date of the Underwriting Agreement, to purchase up to 150,000 shares of Common Stock and up to 150,000 Redeemable Warrants, respectively, at the offering price less underwriting discounts and the non-accountable expense allowance. The Underwriters may exercise such option only to satisfy overallotments in the sale of the Shares and Redeemable Warrants.


     In connection with this Offering, the Company has agreed to sell to the Representatives, for nominal consideration, the Representatives' Warrant, which confers the right to purchase up to 100,000 shares of Common Stock and up to 100,000 Redeemable Warrants. The Representatives' Warrant is initially exercisable at 135% of the public offering price (the "Exercise Price") of $10.80 per share of Common Stock and $.27 per Redeemable Warrant for a period of four years commencing one year from the effective date of this Prospectus. The shares of Common Stock and Redeemable Warrants issuable upon exercise of the Representatives' Warrant are identical to those offered hereby except that the Redeemable Warrants underlying the Representatives' Warrant are exercisable at $12.96 per share and are not redeemable by the Company. The Representatives' Warrant contains provisions providing for adjustment of the Exercise Price and the number and type of securities issuable upon the exercise thereof upon the occurrence of certain events. The Representatives' Warrant grants to the holders thereof certain rights of registration of the securities issuable upon the exercise thereof upon the occurrence of certain events.


     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. The Company has agreed with the Representatives that it will not issue additional shares of Common Stock for a period of 13 months from the date of this Prospectus (except for shares issuable upon exercise of stock options) without the Representatives' written consent.


     Upon the exercise of the Redeemable Warrants more than one year after this Offering and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc., and the Rules and Regulations of the Commission, the Company has agreed to pay the Representatives a commission equal to five percent of the exercise price of the Redeemable Warrants. However, no compensation will be paid to the Representatives in connection with the exercise of the Redeemable Warrants if (a) the market price of the underlying shares of Common Stock is lower than the exercise price, (b) the Redeemable Warrants are



                                       41



exercised in an unsolicited transaction, or (c) the Redeemable Warrants are held in any discretionary accounts and (d) advance disclosure is made to a Redeemable Warrant holder. In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representatives will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities for two to nine days before the solicitation of the exercise of any Redeemable Warrant or before the exercise of any Redeemable Warrant based upon a prior solicitation, until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right the Representatives may have to receive a fee for the exercise of the Redeemable Warrants following such solicitation.



     The foregoing is a brief summary of certain provisions of the Underwriting Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the Underwriting Agreement is on file with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part. See "ADDITIONAL INFORMATION."


     Prior to the Offering, there has been no public market for any of the Company's securities. The initial public offering prices of the Shares and Redeemable Warrants will be determined by negotiations between the Company and the Representatives and are not necessarily related to the Company's assets, earnings, or book value or any other established criteria of value. Factors considered in determining the Offering price of the Shares included estimates of business potential, historical earnings, future prospects, gross proceeds to be raised, percentage of stock owned by officers and Directors on the date hereof, the type of business in which the Company engages, and an assessment of the Company's management. The foregoing factors were evaluated in light of the existing state of the securities market.



                                  LEGAL MATTERS


     The validity of the Securities offered hereby and certain other legal matters will be passed upon for the Company by O'Connor, Broude & Aronson, Bay Colony Corporate Center, 950 Winter Street, Suite 2300, Waltham, Massachusetts 02154. William M. Prifti, Esquire, Lynnfield Woods Office Park, 220 Broadway, Suite 204, Lynnfield, Massachusetts 01940, is acting as counsel for the Representatives in connection with certain legal matters related to the Offering.


                                     EXPERTS



     The financial statements of the Company as of August 31, 1996 and for the year ended August 31, 1996 and for the periods from July 19, 1995 (inception) through August 31, 1995 and July 19, 1995 (inception) through August 31, 1996 appearing in this Prospectus and Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and have been included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.






                             ADDITIONAL INFORMATION


     The Company has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, http://www.sec.gov., a Registration Statement on Form SB-2 (the "Registration Statement") under the Act, with respect to the Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the Rules and Regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document which has been filed as an exhibit to the Registration Statement are qualified by reference to such exhibits for a complete statement of their terms and conditions. The Registration Statement and exhibits may be inspected without charge at the offices of the Commission and copies of all or any part thereof may be obtained from the Commission's principal office at 450 Fifth Street, N.W., Washington D.C., or at certain of the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. In addition, the Company has applied for inclusion on the American Stock Exchange. Reports and other information concerning the Company may be inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.


                                       42


                                 WEBSECURE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          INDEX TO FINANCIAL STATEMENTS



                                                                                           PAGE
                                                                                           ----
Report of Independent Certified Public Accountants ...................................      F-2

Financial Statements:
 Balance Sheet as of August 31, 1996 .................................................      F-3

Statements of Operations for the year ended August 31, 1996, for the period from inception (July 19, 1995) to August 31, 1995 and for the cumulative period from
   inception (July 19, 1995) to August 31, 1996 ......................................      F-4

 Statements of Capital Deficit for the period from inception (July
   19, 1995) to August 31, 1996 ......................................................      F-5

 Statements of Cash Flows for the year ended  August 31,  1996,  for the period from inception  (July 19, 1995) to August 31, 1995 and for the
   cumulative  period from inception  (July 19, 1995) to August 31, 1996 .............      F-6

Notes to Financial Statements ........................................................      F-7




                                      F-1


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of WEBSECURE, INC.
 Saugus, Massachusetts


     We have audited the accompanying balance sheet of WebSecure, Inc. (a Development Stage Company), as of August 31, 1996, and the related statements of operations, capital deficit and cash flows for the year ended August 31, 1996, the period from inception (July 19, 1995) to August 31, 1995 and for the cumulative period from inception (July 19, 1995) to August 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WebSecure, Inc. (a Development Stage Company) at August 31, 1996 and the results of its operations and its cash flows for the year ended August 31, 1996, the period from inception (July 19, 1995) to August 31, 1995 and for the cumulative period from inception (July 19, 1995) to August 31, 1996, in conformity with generally accepted accounting principles.

    The Company is in the development stage, and as such, success of future operations is subject to a number of risks. The Company has incurred a cumulative net loss of $7,957,640 through August 31, 1996 and has been primarily engaged in product development. There is a substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon the anticipated net proceeds from a proposed Initial Public Offering. These matters are further discussed in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            BDO SEIDMAN, LLP

Boston, Massachusetts
October 11, 1996





                                      F-2



                                WEBSECURE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET



                                                                                              AUGUST 31,
                                                                                                 1996
                                                                                                 ----
                                                        ASSETS
     Current:
        Cash                                                                                 $    12,832
        Accounts receivable                                                                       21,797
        Inventories                                                                                5,971
        Due from related parties (Note 3)                                                         59,776
        Prepaid expenses and other                                                                 6,600
                                                                                                   -----
          Total current                                                                          106,976
                                                                                                 -------
     Property and equipment:
        Computer equipment                                                                       833,721
        Office equipment                                                                         300,646
        Furniture and fixtures                                                                   137,726
        Leasehold improvements                                                                    82,621
        Software                                                                                  16,149
                                                                                                  ------
                                                                                               1,370,863
            Less accumulated depreciation and amortization                                       197,466
                                                                                                 -------
            Property and equipment, net                                                        1,173,397
                                                                                               ---------
     Deferred registration costs                                                                 424,060
     Other assets                                                                                 41,515
                                                                                                  ------
                                                                                             $ 1,745,948
                                                                                             ===========
                                           LIABILITIES AND CAPITAL DEFICIT
     Current liabilities:
        Accounts payable and accrued expenses (Note 4)                                       $   679,435
        Due to related parties (Note 3)                                                          125,635
        Note payable to related party (Note 3)                                                   672,000
        Current portion of capital lease obligation (Note 5)                                      71,763
                                                                                                  ------
          Total current liabilities                                                            1,548,833
     Capital lease obligation, less current maturities (Note 5)                                  300,430
                                                                                                 -------
         Total liabilities                                                                     1,849,263
                                                                                               ---------
     Commitments and contingencies (Notes 1, 5, 8 and 9)
     Capital deficit (Notes 6 and 8):
        Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued
          and outstanding                                                                        --
        Common stock, $.01 par value; 20,000,000 shares authorized; 2,105,000 shares issued
          and outstanding at August 31, 1996                                                      21,050
        Class B common stock, $.01 par value; 2,000,000 shares authorized; 625,000 shares
          issued and outstanding at August 31, 1996                                                6,250
        Additional paid-in capital                                                             7,827,025
        Deficit accumulated during the development stage                                      (7,957,640)
                                                                                              ----------
          Total capital deficit                                                                 (103,315)
                                                                                                --------
                                                                                             $ 1,745,948
                                                                                             ===========


              See accompanying notes to financial statements.


                                      F-3




                                WEBSECURE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS



                                                                                            PERIOD FROM           CUMULATIVE
                                                                        NINE MONTHS          INCEPTION          FROM INCEPTION
                                                                           ENDED         (JULY 19, 1995)      (JULY  19, 1995)
                                                                      AUGUST 31, 1996   TO AUGUST 31, 1995    TO AUGUST 31, 1996
                                                                      ---------------   ------------------    ------------------
Revenues:
   Service revenue                                                      $    78,833         $   --               $    78,833
   Product revenue                                                           18,422             --                    18,422
                                                                             ------          ---------                ------
     Total revenue                                                           97,255             --                    97,255
                                                                             ------          ---------                ------
Cost of revenue:
   Service revenue                                                          177,469             --                   177,469
   Product revenue                                                           15,971             --                    15,971
                                                                             ------          ---------                ------
     Total cost of revenues                                                 193,440             --                   193,440
                                                                            -------          ---------               -------
     Gross margin                                                           (96,185)            --                   (96,185)
                                                                            -------          ---------               -------
Operating expenses:
   Research and development                                                 577,439                809               578,248
   Selling and marketing                                                    298,680              1,946               300,626
   General and administrative (Note 3)                                    1,145,500             30,871             1,176,371
   Charge for acquired research and development (Note 6)                  5,760,000             --                 5,760,000
                                                                          ---------          ---------             ---------
     Total operating expenses                                             7,781,619             33,626             7,815,245
                                                                          ---------             ------             ---------
Loss from operations                                                     (7,877,804)           (33,626)           (7,911,430)
Interest expense, net of interest income of $1,890                          (46,210)            --                   (46,210)
                                                                            -------          ---------               -------
Net loss                                                                $(7,924,014)        $  (33,626)          $(7,957,640)
                                                                        ===========         ==========           ===========
Net loss per common and common equivalent share                         $     (1.65)        $     (.01)          $     (1.66)
                                                                        ===========         ==========           ===========
Shares used in computing net loss per common and common
 equivalent share                                                         4,805,050          4,805,050             4,805,050
                                                                          =========          =========             =========


              See accompanying notes to financial statements.



                                      F-4




                                WEBSECURE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          STATEMENTS OF CAPITAL DEFICIT



                                                 COMMON STOCK        CLASS B COMMON STOCK
                                                 ------------        --------------------
                                                                                                             DEFICIT
                                                                                                           ACCUMULATED
                                                                                             ADDITIONAL    DURING THE       TOTAL
                                              NUMBER       $.01       NUMBER       $.01       PAID-IN     REDEVELOPMENT    CAPITAL
                                            OF SHARES   PAR VALUE   OF SHARES   PAR VALUE     CAPITAL         STAGE        DEFICIT
                                            ---------   ---------   ---------   ---------     -------         -----        -------
Net loss from inception (July 19, 1995)
  to August 31, 1995                           --        $ --          --         $ --       $   --        $   (33,626) $   (33,626)
                                             -------     -------    --------     -------     ----------    -----------  ------------
Balance, August 31, 1995                       --          --          --           --           --            (33,626)     (33,626)
  Issuance of common stock:
   Founders                                   782,500      7,825       --           --            6,500        --            14,325
   For professional services                   20,000        200       --           --           79,800        --            80,000
   Private offering                           500,000      5,000       --           --        1,995,000        --         2,000,000
  Issuance of Class B common stock in
   connection with the acquisition of
   research and development (Note 6)           --          --        625,000       6,250      2,543,750        --         2,550,000
  Issuance of common stock in connection
   with the acquisition of research and
   development (Note 6)                       802,500      8,025       --           --        3,201,975        --         3,210,000
  Net loss                                     --          --          --           --           --         (7,924,014)  (7,924,014)
                                             -------     -------    --------     -------     ----------    -----------  ------------
Balance, August 31, 1996                    2,105,000    $21,050     625,000      $6,250     $7,827,025    $(7,957,640)  $ (103,315)
                                            =========    =======     =======      ======     ==========    ===========   ===========


                 See accompanying notes to financial statements.

                                      F-5




                                WEBSECURE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS



                                                                                                  PERIOD FROM         CUMULATIVE
                                                                               NINE MONTHS         INCEPTION        FROM  INCEPTION
                                                                                  ENDED       (JULY 19, 1995) TO  (JULY 19, 1995) TO
                                                                             AUGUST 31, 1996    AUGUST 31, 1995     AUGUST 31, 1996
                                                                             ---------------    ---------------     ----------------
Cash flows from operating activities:
   Net loss                                                                    $(7,924,014)         $(33,626)           $(7,957,640)
   Adjustments to reconcile net loss to net cash used in operating activities:
       Charge for acquired research and development                              5,760,000             --                 5,760,000
       Issuance of common stock for professional services                           79,800             --                    79,800
       Depreciation and amortization                                               197,466             --                   197,466
       Changes in operating assets and liabilities:
          Accounts receivable                                                      (21,797)            --                   (21,797)
          Inventories                                                               (5,971)            --                    (5,971)
          Prepaid expenses and other                                                 3,400           (10,000)                (6,600)
          Accounts payable and accrued expenses                                    669,597             9,838                679,435
                                                                                   -------             -----                -------
            Net cash used in operating activities                               (1,241,519)          (33,788)            (1,275,307)
                                                                                ----------           -------             ----------
Cash flows from investing activities:
   Acquisition of property and equipment                                        (1,364,874)           (5,989)            (1,370,863)
   Deferred registration costs                                                    (424,060)            --                  (424,060)
   Increase in other assets                                                        (32,815)           (8,700)               (41,515)
                                                                                   -------            ------                -------
             Net cash used in investing activities                              (1,821,749)          (14,689)            (1,836,438)
                                                                                ----------           -------             ----------
Cash flows from financing activities:
   Borrowings under capital lease                                                  389,056             --                   389,056
   Principal payments on capital lease                                             (16,863)            --                   (16,863)
   Due from related parties                                                        (55,910)           (3,866)               (59,776)
   Due to related parties                                                          108,292            17,343                125,635
   Proceeds from issuance of common stock                                        2,014,525             --                 2,014,525
   Proceeds from notes payable to related party                                  1,460,000            35,000              1,495,000
   Payments of notes payable to related party                                     (823,000)            --                  (823,000)
                                                                                  --------                                 --------
             Net cash provided by financing activities                           3,076,100            48,477              3,124,577
                                                                                 ---------            ------              ---------
Net increase in cash                                                                12,832             --                    12,832
Cash, beginning of period                                                          --                  --                      --
                                                                                ----------          --------              ---------
Cash, end of period                                                            $    12,832          $  --                 $  12,832
                                                                               ===========          ========              =========
Supplemental disclosure of financing information:
   Cash paid for interest                                                      $    33,649          $  7,087              $  40,736


                 See accompanying notes to financial statements.


                                      F-6



                                WEBSECURE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION, BUSINESS AND PROPOSED INITIAL PUBLIC OFFERING

    WebSecure, Inc. (the "Company"), which is in the development stage, was originally incorporated as Netsafe Ltd. ("Netsafe") in Massachusetts on July 19, 1995. On September 12, 1995, Netsafe incorporated in Delaware. On December 21, 1995, Netsafe filed an amendment with the State of Delaware changing the name of the Company to WebSecure, Inc.

    The Company offers Internet access and support services for secure commercial transactions and communications over the Internet. The Company plans to provide complete solutions for businesses seeking to market and sell products and services over the Internet, including establishing (1) a commercial Web site domain, (2) electronic store design, (3) browsing and purchasing capabilities, and (4) transaction processing. WebSecure also resells SBT, a prepackaged accounting software program.

    The Company is in the development stage, and as such, success of future operations is subject to a number of risks similar to those of other companies in the same stage of development. Principal among these risks are the Company's limited operating history, history of operating losses, no assurance of successful operations, early state of market development, competition from substitute products or larger companies, rapid technological change, dependence on key personnel and the uncertainty of availability of additional financing.


    The Company has incurred a cumulative net loss of $7,957,640 through August 31, 1996 and has been primarily engaged in product development. The Company has funded these losses through the private placement of equity securities aggregating approximately $2.0 million, through a note payable to a related party and financing through a capital lease. There is substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon the anticipated net proceeds (after deducting the underwriters' discount and offering expenses, and assuming no exercise of the underwriters' over allotment option) of approximately $6,654,000 from a proposed Initial Public Offering ("IPO") to fund its operations for at least 12 months from the date of the Offering. Thereafter, the Company's continued operations and funding of research and development will depend upon cash flows from operations, if any, and the Company's ability to raise additional funds through equity or debt financings.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Deferred Registration Costs


    As of August 31, 1996, the Company has incurred registration costs of $424,060 in connection with the proposed IPO. These costs have been deferred and upon consummation of the proposed IPO, will be charged against the equity raised or expensed if the Offering is not successful.


 Inventories

    Inventories consisting of purchased software are stated at the lower of cost or market determined on the first-in, first-out method.

 Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                      F-7



                               WEBSECURE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

 Revenue Recognition

    The Company recognizes product revenue related to prepackaged software when shipped, as the Company has no subsequent obligations, and service revenue as the related services are performed.

    Cost of product revenue consists of costs to purchase the product, including the cost of the media on which it is delivered. Cost of service revenue consists primarily of consulting and support personnel salaries and related expenses.

 Property and Equipment

    Property and equipment is recorded at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets, as follows:


                                                                        ESTIMATED
    ASSET CLASSIFICATION                                               USEFUL LIFE
    --------------------                                               -----------
Computer equipment                                                       3 years
Office equipment                                                         5 years
Furniture and fixtures                                                   7 years
Leasehold improvements                                                  Lease term
Software                                                                 3 years

 Research and Development Expenses for Software Products

    In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed," the Company will capitalize software development costs incurred after technological feasibility of the software development projects is established and the realizability of such capitalized costs through future operations is expected if such costs become material. To date, all of the Company's costs for research and development of software have been charged to operations as incurred, as the amount of software development costs incurred subsequent to the establishment of technological feasibility has been immaterial.

 Concentration of Credit Risk


    SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," requires disclosure of any significant off-balance-sheet and credit risk concentrations. Although collateral is not required, the Company periodically reviews its accounts and provides estimated reserves for potential credit losses. Services to related parties for the year ended August 31, 1996 represented approximately 41% of the Company's total revenue (see Note 3).


 Income Taxes

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets or liabilities are computed based on the differences between the financial statement and income tax basis of assets and liabilities using the enacted tax rates. Deferred income tax expenses or credits are based on changes in the assets or liability from period to period.


                                      F-8



                               WEBSECURE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

 Financial Instruments

    The estimated fair value of the Company's financial instruments, which include accounts receivable, accounts payable and related party accounts approximate their carrying value.

 COMPUTATION OF NET LOSS PER COMMON AND COMMON EQUIVALENT SHARE

    The net loss per common and common equivalent share is computed by dividing the net loss by the weighted average number of shares outstanding during each period presented, as adjusted for the effects of application of Securities and Exchange Commission Staff Accounting Bulletin No. 83 ("SAB No. 83"). Pursuant to SAB No. 83, all common stock and common stock equivalents issued within twelve months prior to the initial filing of the registration statement relating to the Company's anticipated IPO at a price less than the estimated IPO price have been treated as outstanding for all reported periods using the treasury stock method. The shares used in the computation also assumes that each share of outstanding Class B Common Stock has been converted into four shares of Common Stock (see
Note 8).

 New Accounting Standards

    Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," issued by the Financial Accounting Standards Board ("FASB"), is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment and certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured. The Company does not expect the adoption of this standard to have a material effect on its financial position or results of operations.

    In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123. The Company will be required to disclose the pro forma net income or loss and per share amounts in the notes to the financial statements using the fair-value-based method beginning in the year ending August 31, 1997, with comparable disclosures for the year ended August 31, 1996. The Company has not determined the impact of these pro forma adjustments.

3. RELATED PARTIES TRANSACTIONS


    Discussed below are various related parties and transactions that occurred during the period from inception (July 19, 1995) through August 31, 1996. As of October 11, 1996, the Company does not have formal agreements in place with these related parties.


 Employee Resources, Inc. ("ERI")


    ERI is an employee leasing firm wholly owned by the Company's president. All of the individuals who work at the Company are employed by ERI. For the year ended August 31, 1996, approximately $1,007,000 was billed by ERI to the Company and charged to operations. The Company owed ERI approximately $99,000 as of August 31, 1996, which is included in the amount due to related parties in the accompanying balance sheets. ERI and an affiliate also owed the Company approximately $46,000, which is included in the amounts due from related parties in the accompanying August 31, 1996 balance sheet. The amounts due to and due from related parties do not bear interest and are due upon demand.



                                      F-9




                               WEBSECURE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


3. RELATED PARTIES TRANSACTIONS -- (CONTINUED)

 Center for Business Planning, Ltd. ("CBP")


    CBP was a back room support company founded by the Company's president in May 1995. CBP provided research and development services to the Company in connection with developing the Company's products. CBP charged the Company a management fee for its services of approximately $74,000 for the year ended August 31, 1996 which was charged to operations. The Company also charged CBP approximately $15,000 for subletting office space and equipment rental which was charged to operations. CBP ceased operations in June of 1996.


 Centennial Technologies, Inc. ("Centennial")


         Centennial is a manufacturer of PCMCIA cards. The Company's president is a former director of Centennial, and the Company's CFO was also employed by Centennial. Centennial owns approximately 23% of the Company. Centennial and the Company have an informal agreement whereby Centennial will fund the Company through short-term notes payable as funds are needed. Centennial has also guaranteed the Company's obligation under a capital lease. To date, Centennial has made loans to the Company totalling $1,495,000 for general operations, of which $823,000 was repaid. The Company owed Centennial $672,000 as of August 31, 1996, which is shown as note payable to related party in the accompanying balance sheet. The note payable to Centennial bears interest at 9% per annum and is due upon demand. Centennial interest expense for the year ended August 31, 1996 amounted to $20,700 of which $14,500 was unpaid and is included in amounts due to related parties in the accompanying August 31, 1996 balance sheet. The Company also purchased $371,500 of computer equipment from Centennial during the year ended August 31, 1996.


 Information Capture Corporation ("ICC")


    ICC is developing a data acceptance device which is being built for ERI. The Company's president is a 20% shareholder of ICC. For the year ended August 31, 1996, approximately $14,000 was billed from the Company to ICC and charged to operations for the sublet of office space and equipment rental, all of which was paid at August 31, 1996.


4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses consist of the following:



                                                          AUGUST 31,
                                                            1996
                                                            ----
Trade accounts payable                                     $132,133
Registration costs                                          423,206
Payroll and vacation                                         99,537
Other accrued expenses                                       24,559
                                                             ------
                                                           $679,435
                                                           ========



                                      F-10





                               WEBSECURE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


5. OBLIGATION UNDER CAPITAL LEASE

    The company has entered into a capital lease agreement for computer and office equipment. Future minimum lease payments under this capital lease are approximately as follows:





 FISCAL YEAR                                                            AMOUNT
 -----------                                                            ------
  1997                                                                   107,000
  1998                                                                   107,000
  1999                                                                   107,000
  2000                                                                   107,000
  Thereafter                                                              36,000
                                                                          ------
    Total minimum lease payments                                         464,000
  Less amount representing interest                                       91,807
                                                                          ------
  Present value of future lease payments                                 372,193
  Less current portion of capital lease obligation                        71,763
                                                                          ------
  Long-term portion                                                     $300,430
                                                                        ========

    The related leased assets are included in property and equipment at a cost of approximately $389,000 less accumulated amortization of $83,000 at August 31, 1996.


6. ACQUIRED RESEARCH AND DEVELOPMENT

    On March 29, 1996, the Company entered into a software license agreement with Manadarin Trading Company Limited, an unrelated Irish corporation, in exchange for 625,000 shares of the Company's Class B Common Stock. The value assigned to this transaction ($2,550,000) represents the estimated fair value of the stock issued based on its value in relation to other transactions occurring during the period. To bring these software products to technological feasibility, high-risk development and testing issues need to be resolved, which will require substantial additional effort and testing. As such, the entire value of the transaction was allocated to incomplete research and development projects that had not yet reached technological feasibility and was charged to expense at the date of the license agreement.

    On April 1, 1996, the Company entered into a software license agreement with International Software Development Limited, an unrelated British Virgin Islands corporation, for certain technology in exchange for 802,500 shares of the Company's Common Stock. The value assigned to this transaction ($3,210,000) represents the estimated fair value of the Common Stock issued as determined by recent sales of the Company's Common Stock to third parties. The Company expects to utilize this technology in connection with its existing technology. However, to bring this software product to technological feasibility and incorporate it into the Company's existing product, high-risk development and testing issues need to be resolved, which will require substantial additional effort and testing. Accordingly, the entire value of the transaction was allocated to incomplete research and development and was charged to expense at the date of the license agreement.


                                      F-11



                               WEBSECURE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)




7. INCOME TAXES

    The  components  of  the  Company's   deferred  tax  asset  (liability)  are
approximately as follows:



                                                            AUGUST 31,
                                                               1996
                                                               ----
Operating loss carryforwards                                $  824,000
Amortization of acquired research and development            2,319,000
Tax credit carryforwards                                         6,000
Depreciation                                                   (36,000)
                                                               -------
                                                             3,113,000
Less valuation allowance                                     3,113,000
                                                             ---------
                                                            $  --
                                                            ==========

    The Company has incurred net losses since inception and expects to continue to operate at a loss for the foreseeable future. Accordingly, the Company has established a valuation allowance equal in amount to the deferred tax asset, as there is significant doubt about the realizability of the deferred tax assets.

    At August 31, 1996, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $2,046,000, which expire through 2011. The Company also has certain tax credits available to offset future federal and state income taxes, if any. Net operating loss carryforwards and credits are subject to review and possible adjustment by the Internal Revenue Service and may be limited in the event of certain cumulative changes in the ownership interests of significant stockholders over a three year period in excess of 50%. The Company may experience an additional change in ownership in excess of 50% upon completion of the proposed IPO.


8. STOCKHOLDERS' EQUITY (DEFICIT)

 Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of preferred stock, $.01 par value per share (the Preferred Stock). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions.

 Common Stock


    As of August 31, 1996, the Company's authorized common stock consisted of 20,000,000 shares of Common Stock, $.01 par value per share; and 2,000,000 shares of Class B Common Stock, $.01 par value per share. During the year ended August 31, 1996, the Company sold 500,000 shares of Common Stock to certain investors for aggregate proceeds of $2,000,000 and issued 20,000 shares of Common Stock in exchange for professional services rendered. In addition, on April 1, 1996, the Company issued 802,500 shares of Common Stock to a British software company in connection with the acquisition of certain technology (see
Note 6).



                                      F-12


                               WEBSECURE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


8. STOCKHOLDERS' EQUITY (DEFICIT) -- (CONTINUED)

 Class B Common Stock

    The rights and privileges of the Class B Common Stock are as follows:

    VOTING

    Except as otherwise provided by law, the Class B Common Stockholders do not have voting rights. For actions required by law to be subject to a vote, each share of Class B Common Stock will entitle the holder to one vote.

    DIVIDENDS

    The Board of Directors may not declare or pay dividends to Class B Common Stockholders until all of the holders of unclassified Common Stock have received dividends equal to $10.00 per share in the aggregate, after which time the Class B Common Stockholders are entitled to share ratably with the holders of unclassified Common Stock in further declared and paid dividends, if any.

    LIQUIDATION

    In certain events, including liquidation, dissolution or winding up of the Company, the Class B Common Stockholders share ratably with the holders of shares of unclassified Common Stock in distributions up to a maximum of $1.00 per share, but only after holders of unclassified Common Stock have been paid an amount equal to $8.00 per share in the aggregate.

    CONVERSION

    Each share of Class B Common Stock shall convert automatically into four shares of the Company's Common Stock upon the occurrence of one of the following events: (i) the declaration of effectiveness by the Securities and Exchange Commission of a registration statement for a firm commitment underwriting of the Company's securities for gross proceeds equal to or greater than $5,000,000; or
(ii) the sale of all or substantially all of the assets of the Company in a transaction under which the value of the Company is reasonably determined to be equal to or greater than $30,000,000. The conversion rate of the shares of Class B Common Stock shall be proportionally adjusted in the event of stock splits, stock dividends, recapitalization or stock reclassifications.

 1996 Stock Option Plan

    In February 1996, the Company's Board of Directors and stockholders approved the 1996 Stock Option Plan (the Plan). The Plan allows for the issuance of up to 800,000 shares of Common Stock or options to purchase Common Stock under the Plan, and the Company has reserved all shares of Common Stock necessary for issuance under the Plan. Under the terms of the Plan, the Board of Directors may grant incentive stock options or nonqualified stock options to purchase shares of the Company's Common Stock. The exercise price of stock options granted under the Plan will be not less than the fair value of the Common Stock on the date of grant. The purchase price and vesting schedule applicable to each option grant are determined by the Board of Directors. Options generally vest annually over a four-year period and expire 10 years from the date of grant.

 1996 Formula Stock Option Plan

    In February 1996, the Company's Board of Directors and stockholders approved the 1996 Formula Stock Option Plan (the Formula Plan). The Formula Plan allows for the issuance of up to 60,000 shares of Common Stock or options to purchase Common Stock. The Company has reserved all shares


                                      F-13


                               WEBSECURE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


8. STOCKHOLDERS' EQUITY (DEFICIT) -- (CONTINUED)

necessary for issuance under the Formula Plan. Under the terms of the Formula Plan, beginning on June 1, 1996, and annually thereafter on the business day immediately following the Company's annual meeting of the stockholders, options shall be granted without approval or discretion on the part of the Board, to nonemployee directors. Each nonemployee director who has not been a director on such date for at least one year will receive options to purchase 5,000 shares of Common Stock, which vest fully one year from the date of grant. Each nonemployee director who has been a director of the Company for at least one year as of such date will receive options to purchase 1,000 shares of Common Stock, which will vest fully on the date of grant. The exercise price of all options granted will be the fair market value of the Company's Common Stock on the date of grant, and the options will be exercisable subject to the individual's continued service as a director of the Company on such date. Options must be granted within 10 years from the effective date of the Formula Plan, and options granted cannot be exercised more than 10 years from the date of grant.


    The following is a summary of the stock option activity for all plans for the period from inception (July 19, 1995) to August 31, 1996:



                                                             1996 STOCK                1996 FORMULA STOCK
                                                            OPTION PLAN                   OPTION PLAN
                                                            -----------                   -----------
                                                      NUMBER        EXERCISE        NUMBER     EXERCISE PRICE
                                                    OF SHARES   PRICE PER SHARE   OF SHARES      PER SHARE
                                                    ---------   ---------------   ---------      ---------
Outstanding, August 31, 1995                           --            $  --            --          $  --
  Granted                                            374,400          4.00         5,000           4.00
  Terminated                                           --             --              --             --
  Exercised                                            --             --              --             --
                                                    --------         -----         -----          -----
Outstanding, August 31, 1996                         374,400         $4.00         5,000          $4.00
                                                     =======         =====         =====          =====
Exercisable, August 31, 1996                           --            $  --            --          $  --
                                                     =======         =====         =====          =====

     Subsequent to August 31, 1996, the Company granted an additional 27,800 options under the 1996 Stock Option Plan at an exercise price of $4.00 per share.


9. COMMITMENTS

 Operating Leases

    The Company leases its facilities under operating leases that expire through August 2000. The future minimum lease commitments at August 31, 1996 are approximately as follows:



 YEAR ENDING AUGUST 31,                                                  AMOUNT
 ----------------------                                                  ------
     1997                                                                 58,000
     1998                                                                 60,000
     1999                                                                 63,000
     2000                                                                 65,000
     ----                                                                 ------
                                                                        $246,000
                                                                        ========




                                      F-14




                               WEBSECURE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



9. COMMITMENTS -- (CONTINUED)


    Rent expense included in the accompanying statements of operations was approximately $95,000 for the year ended August 31, 1996 and for the period from inception (July 19, 1995) to August 31, 1996.

 Employment Agreements

   The Company has entered into employment agreements with three executive officers which provide for bonus and severance benefits for up to twelve months upon termination of employment under certain circumstances. The agreements also provide for minimum base annual compensation aggregating approximately $337,000 through 1999.




                                      F-15





================================================================================

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS FURNISHED.

                                 ---------------


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary                                                             3
Risk Factors                                                                   6
Use of Proceeds                                                               16
Dilution                                                                      18
Capitalization                                                                19
Dividend Policy                                                               19
Selected Financial Data                                                       20
Plan of Operations                                                            21
Business                                                                      23
Management                                                                    30
Principal and Selling Stockholders                                            35
Certain Transactions                                                          36
Description of Securities                                                     37
Shares Eligible for Future Sale                                               40
Underwriting                                                                  41
Legal Matters                                                                 42
Experts                                                                       42
Additional Information                                                        42
Financial Statements                                                         F-1


     UNTIL ________ , 1996 (25 DAYS AFTER THE LATER OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT OR THE FIRST DATE ON WHICH THE COMMON STOCK WAS OFFERED TO THE PUBLIC) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================




================================================================================



                                     [LOGO]






                                 WEBSECURE, INC.



                      1,000,000 SHARES OF COMMON STOCK AND
                        1,000,000 REDEEMABLE COMMON STOCK
                                PURCHASE WARRANTS



                                 --------------
                                   PROSPECTUS
                                 --------------


                             COBURN & MEREDITH, INC.
                             SHAMROCK PARTNERS, LTD.





                                         , 1996

================================================================================





                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS


    Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

       "The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of Subsection
    (b) of Section 102 of the General Corporation Law of the State of Delaware as the same may be amended and supplemented."

    Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. The Bylaws of the Company include the following provision:

       "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such
    Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection
    (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

    Reference is made to "Underwriting" in the Prospectus for information relating to certain indemnification of the directors and officers of the Company by the Representative in connection with the Offering to which this Registration Statement relates.


                                      II-1



ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the issuance and distribution of the securities being offered hereby other than underwriting discounts and commissions (items marked with an asterisk (*) represent estimated expenses);




Registration Fee                                             $    7,713.14
NASD Filing Fee                                              $    2,778.41
NASDAQ Listing Fee*                                          $   10,000.00
Boston Stock Exchange Listing Fee*                           $    5,000.00
Blue Sky Filing Fees and Expenses*                           $    5,000.00
Printing and Engraving Cost*                                 $   50,000.00
Transfer Agent Fees*                                         $    1,000.00
Legal Fees*                                                  $  250,000.00
Accounting Fees*                                             $   50,000.00
Miscellaneous*                                               $   99,508.45
                                                             -------------
  TOTAL*                                                     $  481,000.00
                                                             =============



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


    Set forth below in chronological order is information regarding the numbers of shares of Common Stock sold by the Company since its inception, the consideration received by the Company for such shares, options and debt instruments and information relating to the section of the Securities Act of 1933, as amended (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed. None of these securities was registered under the Act. Except as otherwise indicated, no sales of securities involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.


    1. From December 1995 through April 1996 the Company sold 500,000 shares of Common Stock to 27 investors at a price of $4.00 per share in a private offering. The following is a list of investors in the offering:



                                                                   Number
         Name                                                     of Shares
         ----                                                     ---------
         George and Margaret Asprakis, JTRWOS                      12,500
         Joyce M. Byrwa                                             7,000
         Centennial Technologies                                  138,750
         Richard C. Crown                                           5,000
         John DiRico                                               12,500
         Helmut F. Gfatter                                         20,000
         Catherine F. Giblin                                       37,500
         Frances E. Hills                                           6,250
         Geoffiey O. Hills                                          6,250
         G. David Hopper Living Trust                               5,000
         Richard Lewin                                             13,000
         Dennis M. and Janet M. Miller, JTWROS                     16,250
         David and Ester Mann, JTWROS                              12,500
         Bryan L. Omey                                              2,500
         Arthur C. Reichstetter                                    50,000
         Sac and Co.                                                6,250
         Marie Senecal-Trembley                                    10,000
         Sigler and Co., NES Limited                               18,750
         Sigler and Co., Q Settlement                              12,500
         Sigler and Co., Valleydale Investments                    25,000
         Joseph L. Sirois, Jr.                                      7,500



                                      II-2


                                                                   Number
         Name                                                     of Shares
         ----                                                     ---------
         Stuart and Diane Sklar                                     7,500
         Adele Wasserstrom                                         25,000
         Joseph Wasserstrom                                        25,000
         Mark Zyndorf                                              12,500
         Sam Zyndorf                                                5,000


    2. In April 1996, the Company issued 625,000 shares of Class B Common Stock to MTCL in connection with the license of certain software programs.

    3. In April 1996, the Company issued 802,500 shares of Common Stock to ISDL in connection with the Company's license of certain software.

Each of the foregoing transactions was exempt from registration under the Act by virtue of the provisions of Section 4(2) and/or Section 3(b) of the Securities Act. Each purchaser of the securities described above has represented or will represent prior to the purchase of the securities that he understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear upon issuance a legend to that effect.


ITEM 27. EXHIBITS


    (a) The following exhibits are filed herewith.


 EXHIBIT
   NO.                                           TITLE
   ---                                           -----
    *1a         -- Agreement among Underwriters between the Company, Coburn & Meredith, Inc. and
                   Shamrock Partners, Ltd. (the "Representatives")
    *1b         -- Form of Underwriting Agreement between the Company and the Representatives.
    *1c         -- Form of Selected Dealers Agreement.
    *3a         -- Certificate of Incorporation of the Company, dated September 1995 with Amendments thereto dated  September  1995,  December 1995 and March 1996 and a Certificate of Correction dated June 1996.
    *3b         -- Bylaws.
    *3c         -- Agreement of Merger between the Company and WebSecure, Inc.
    *4a         -- Included in Exhibits 3a and 3b.
     4b         -- Specimen Common Stock Certificate.
    *4c         -- Form of Representative's Warrant Agreement with Form of Representative's Warrant attached thereto.
     4d         -- Form of Warrant Agreement between the Company and American Securities Transfer
                   & Trust, Incorporated (includes Specimen Redeemable Warrant Certificate).
    *5          -- Opinion Letter of O'Connor, Broude & Aronson as to legality of shares being registered.
   *10a         -- License Agreement with International Software Development Limited, dated April
                   1, 1996.
   *10b         -- License Agreement with Manadarin Trading Company Limited, dated March 29, 1996.
  *+10c         -- 1996 Stock Option Plan.
  *+10d         -- 1996 Formula Stock Option Plan.
  *+10e         -- Employment Agreement with Robert Kuzara.
   *10f         -- Form of Subscription Agreement dated November 27, 1995 between the Company and several private investors.
    10g         -- Promissory Note dated October 1, 1996 to KeyCorp Leasing Ltd.
    10h         -- Master Equipment Lease Agreement dated as of December 21, 1995 with KeyCorp Leasing Ltd.
    10i         -- Form of Lock-up Agreement.
   +10j         -- Employment Agreement with William Blocher.



                                      II-3



   +10k         -- Employment Agreement with Carole Ouellette.
    11          -- Computation of shares used in the computation of pro forma net loss per common and common equivalent share.
    23a         -- Consent of BDO Seidman, LLP.
   *23b         -- Consent of O'Connor, Broude & Aronson (contained in Opinion filed as Exhibit 5).
    27          -- Financial Data Schedule


-----------
* Filed with the Commission on September 11, 1996.
+ Relates to Management Compensation.

ITEM 28. UNDERTAKINGS


    (a) The undersigned Registrant hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To  reflect  in the  prospectus  any  facts  or  events  which,
      individually   or  together,   represent  a  fundamental   change  in  the
      information in the registration statement; and

           (iii) To include any additional or changed material information on the plan of distribution.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from  registration by means of a  post-effective  amendment
    any  of  the  securities   being  registered  which  remain  unsold  at  the
    termination of the Offering.

    (b) The undersigned Registrant hereby undertakes to provide to the Representative at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchaser.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The small business issuer hereby undertakes that it will:

       (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of the registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

                                      II-4



                                   SIGNATURES


    IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND HAS AUTHORIZED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF SAUGUS, COMMONWEALTH OF MASSACHUSETTS ON NOVEMBER 27, 1996.

                                            WEBSECURE, INC.

                                            By:     /s/ ROBERT KUZARA
                                               --------------------------------
                                                        ROBERT KUZARA
                                                     PRESIDENT AND CHIEF
                                                      EXECUTIVE OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED.


           NAME                                CAPACITY                    DATE
           ----                                --------                    ----
  /s/ CARROLL LOWENSTEIN              CHAIRMAN OF THE BOARD OF           NOVEMBER 27, 1996
---------------------------            DIRECTORS
      CARROLL LOWENSTEIN

   /S/ ROBERT KUZARA                  PRESIDENT, CHIEF EXECUTIVE         NOVEMBER 27, 1996
---------------------------            OFFICER AND DIRECTOR
      ROBERT KUZARA                    (PRINCIPAL EXECUTIVE OFFICER)


  /S/ MICHAEL APPE                    DIRECTOR                           NOVEMBER 27, 1996
---------------------------
      MICHAEL APPE

/S/ CAROLE OUELLETTE                  CHIEF FINANCIAL OFFICER,           NOVEMBER 27, 1996
---------------------------            TREASURER AND DIRECTOR
    CAROLE OUELLETTE                   (PRINCIPAL FINANCIAL AND
                                       ACCOUNTING OFFICER)


                                      II-5




                             INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBIT
 ------                                 ----------------------
     *1a     -- Agreement among Underwriters between the Company, Coburn & Meredith, Inc. and
                Shamrock Partners, Ltd. (the "Representatives")
     *1b     -- Form of Underwriting Agreement between the Company and the Representatives
     *1c     -- Form of Selected Dealers Agreement
     *3a     -- Certificate of Incorporation of the Company, dated September 1995 with Amendments thereto dated September 1995, December 1995 and March 1996 and a Certificate of
                Correction dated June 1996
     *3b     -- Bylaws
     *3c     -- Agreement of Merger between the Company and WebSecure, Inc.
     *4a     -- Included in Exhibits 3a and 3b
      4b     -- Specimen Common Stock Certificate
     *4c     -- Form of Representative's Warrant Agreement with Form of Representative's Warrant attached thereto
      4d     -- Form of Warrant Agreement between the Company and American Securities Transfer
                & Trust, Incorporated (includes Specimen Redeemable Warrant Certificate)
     *5      -- Opinion Letter of O'Connor, Broude & Aronson as to legality of shares being registered
    *10a     -- License Agreement with International Software Development Limited, dated April
                1, 1996
    *10b     -- License Agreement with Manadarin Trading Company Limited, dated March 29, 1996
   *+10c     -- 1996 Stock Option Plan
   *+10d     -- 1996 Formula Stock Option Plan
   *+10e     -- Employment Agreement with Robert Kuzara
    *10f     -- Form of Subscription Agreement dated November 27, 1995 between the Company and several private investors
     10g     -- Promissory Note dated October 1, 1996 to KeyCorp Leasing Ltd.
     10h     -- Master Equipment Lease Agreement with KeyCorp Leasing Ltd., dated as of
                December 21, 1995, and Promissory Note dated October 1, 1996.
     10i     -- Form of Lock-up Agreement
    +10j     -- Employment Agreement with William Blocher
    +10k     -- Employment Agreement with Carole Ouellette
     11      -- Computation of shares used in the computation of pro forma net loss per common and common equivalent share
     23a     -- Consent of BDO Seidman, LLP
    *23b     -- Consent of O'Connor, Broude & Aronson (contained in Opinion filed as Exhibit 5)
     27      -- Financial Data Schedule

----------
* Filed with the Commission on September 11, 1996.
+ Relates to Management Compensation.
